                                                                     Exhibit 2.1

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

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                                      :
                                      :
IN RE:                                : CHAPTER 11
                                      :
SPIEGEL, INC., ET AL.,(1)             : CASE NO. 03-11540 (BRL)
                                      :
                                      : (JOINTLY ADMINISTERED)
                           DEBTORS.   :
                                      :
                                      :
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                      MODIFIED FIRST AMENDED JOINT PLAN OF
                REORGANIZATION OF AFFILIATED DEBTORS PURSUANT TO
                        CHAPTER 11 OF THE BANKRUPTCY CODE

                                                 SHEARMAN & STERLING LLP
                                                 599 Lexington Avenue
                                                 New York, New York 10022
                                                 Telephone: (212) 848-4000
                                                 Facsimile: (212) 848-7179
                                                 James L. Garrity, Jr. (JG-8389)
                                                 Andrew V. Tenzer (AT-2263)
                                                 Marc B. Hankin (MH-7001)

                                                 Attorneys for the Debtors and
                                                 Debtors in Possession

                                                 Dated as of May 23, 2005

----------
(1) The other Debtors in these jointly administered Chapter 11 proceedings are Newport News, Inc., Spiegel Catalog, Inc., Spiegel Publishing Co., Ultimate Outlet Inc., Spiegel Catalog Services, LLC, Spiegel Marketing Corporation, Spiegel Management Group, Inc., Eddie Bauer, Inc., Eddie Bauer Diversified Sales, LLC, Eddie Bauer International Development, LLC, Eddie Bauer Services, LLC, Eddie Bauer of Canada, Inc., Newport News Services, LLC, New Hampton Realty Corp., Distribution Fulfillment Services, Inc. (DFS), Spiegel Group Teleservices, Inc., Spiegel Group Teleservices-Canada, Inc., Retailer Financial Products, Inc., and Gemini Credit Services, Inc.


                                TABLE OF CONTENTS

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                                    ARTICLE I

DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME AND GOVERNING
   LAW...................................................................     1
   Section 1.1   Rules of Interpretation, Computation of Time and
                    Governing Law........................................     1
   Section 1.2   Defined Terms...........................................     2

                                   ARTICLE II

COMPROMISE AND SETTLEMENT OF DISPUTES....................................    16
   Section 2.1   Introduction............................................    16
   Section 2.2   Cash Settlement Payment.................................    16
   Section 2.3   Executory Contracts.....................................    16
   Section 2.4   Allowance of Claims.....................................    17
   Section 2.5   Releases and Claims Over Protection.....................    17
   Section 2.6   Post-Effective Date Litigation..........................    18
   Section 2.7   Tax Reimbursement Agreements............................    18
   Section 2.8   Termination of Temporary Restraining Order..............    18

                                   ARTICLE III

ADMINISTRATIVE CLAIMS, RECLAMATION CLAIMS, PROFESSIONAL FEES AND PRIORITY
   TAX CLAIMS............................................................    18
   Section 3.1   Introduction............................................    18
   Section 3.2   Administrative Claims...................................    18
   Section 3.3   Reclamation Claims......................................    19
   Section 3.4   Statutory Fees..........................................    19
   Section 3.5   Professional Fees.......................................    19
   Section 3.6   Priority Tax Claims.....................................    21

                                   ARTICLE IV

CLASSIFICATION AND TREATMENT OF CLASSIFIED CLAIMS AND EQUITY INTERESTS...    21
   Section 4.1   Summary.................................................    21
   Section 4.2   Class 1 - Groveport Secured Claims......................    22
   Section 4.3   Class 2 - Other Secured Claims..........................    23
   Section 4.4   Class 3 - Non-Tax Priority Claims.......................    23
   Section 4.5   Class 4 - General Unsecured Claims......................    23
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   Section 4.6   Class 5 - Convenience Claims............................    24
   Section 4.7   Class 6 - Class 6 Equity Interests......................    24

                                    ARTICLE V

ACCEPTANCE OR REJECTION OF PLAN..........................................    25
   Section 5.1   Voting Classes..........................................    25
   Section 5.2   Acceptance by Class of Creditors........................    25
   Section 5.3   Cramdown................................................    25

                                   ARTICLE VI

EFFECT OF CONFIRMATION...................................................    25
   Section 6.1   Reorganized Debtors and Creditor Trust Debtors as
                    Separate Corporate Entities; Vesting and Revesting...    25
   Section 6.2   Binding Effect..........................................    26
   Section 6.3   Corporate Action........................................    26
   Section 6.4   Dissolution of Creditors' Committee; Plan Oversight
                    Committee............................................    26
   Section 6.5   Late Claims.............................................    27

                                   ARTICLE VII

IMPLEMENTATION OF THIS PLAN..............................................    27
   Section 7.1   Substantive Consolidation of the Debtors................    27
   Section 7.2   Cash Settlement Payment.................................    28
   Section 7.3   Cancellation of Intercompany Claims.....................    28
   Section 7.4   Cancellation of Notes, Instruments, Common Stock and
                    Stock Option.........................................    28
   Section 7.5   Eddie Bauer Holdings Working Capital Facility...........    28
   Section 7.6   Eddie Bauer Holdings Senior Debt Facility or Creditor
                    Notes................................................    28
   Section 7.7   Restructuring Transactions..............................    29
   Section 7.8   Violations of Claims Trading Order......................    30
   Section 7.9   Creation of the Creditor Trust..........................    30
   Section 7.10  The Trustees............................................    33
   Section 7.11  Release of Liens and Perfection of Liens................    34
   Section 7.12  Corporate Governance, Directors and Officers, and
                    Corporate Action.....................................    35
   Section 7.13  Sources of Cash for Plan Distribution...................    37
   Section 7.14  Issuance of Eddie Bauer Holdings Common Stock...........    37
   Section 7.15  Management Stock Incentive Program......................    39
   Section 7.16  Listing of Eddie Bauer Holdings Common Stock;
                    Registration of Securities...........................    39
   Section 7.17  Second Amended and Restated Loan and Security
                    Agreement............................................    39
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                                       ii

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                                  ARTICLE VIII

RIGHTS OF ACTION.........................................................    40
   Section 8.1   Maintenance of Eddie Bauer Rights of Action.............    40
   Section 8.2   Maintenance of the Creditor Trust Rights of Action......    40
   Section 8.3   Preservation of All Rights of Action Not Expressly
                    Settled or Released..................................    41
   Section 8.4   Timing..................................................    42

                                   ARTICLE IX

PROVISIONS REGARDING DISTRIBUTIONS AND RESERVES..........................    42
   Section 9.1   Initial Distribution to Creditors.......................    42
   Section 9.2   Disputed Claims Reserves................................    42
   Section 9.3   Subsequent Distributions to Creditors...................    43
   Section 9.4   Time and Manner of Payments.............................    43
   Section 9.5   Delivery of Distributions...............................    43
   Section 9.6   Undeliverable Distributions.............................    43
   Section 9.7   Compliance with Tax Requirements/Allocation.............    44
   Section 9.8   Time Bar to Cash Payments...............................    44
   Section 9.9   Fractional Dollars, Fractional Shares, and De Minimis
                    Distributions........................................    45
   Section 9.10  Set-Offs................................................    45
   Section 9.11  Settlement of Claims and Controversies..................    46

                                    ARTICLE X

PROCEDURES FOR RESOLVING DISPUTED CLAIMS AND UNRESOLVED CLAIMS...........    46
   Section 10.1  Prosecution of Objections to Claims.....................    46
   Section 10.2  Estimation of Claims....................................    47
   Section 10.3  Cumulative Remedies.....................................    47
   Section 10.4  Allowance of Claims.....................................    47
   Section 10.5  Personal Injury Claims..................................    48

                                   ARTICLE XI

EXECUTORY CONTRACTS AND UNEXPIRED LEASES.................................    48
   Section 11.1  Rejection of Executory Contracts and Unexpired Leases...    48
   Section 11.2  Assumption of Executory Contracts and Unexpired Leases..    48
   Section 11.3  Claims Based on Rejection of Executory Contracts or
                    Unexpired Leases.....................................    49
   Section 11.4  Cure of Defaults for Assumed Executory Contracts and
                    Unexpired Leases.....................................    49
   Section 11.5  Miscellaneous...........................................    50
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                                       iii

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   Section 11.6  Indemnification of Officers, Employees and Restructuring
                    Committee Board Members..............................    51
   Section 11.7  Compensation and Benefit Programs.......................    51

                                   ARTICLE XII

CONDITIONS PRECEDENT TO CONFIRMATION.....................................    52
   Section 12.1  Conditions Precedent to Confirmation Date of This Plan..    52
   Section 12.2  Conditions Precedent to Effective Date of This Plan.....    52
   Section 12.3  Waiver of Conditions Precedent..........................    53

                                  ARTICLE XIII

INJUNCTIONS, RELEASES AND INDEMNIFICATIONS AND EFFECTIVE DATE OF THIS
   PLAN..................................................................    53
   Section 13.1  Injunction..............................................    53
   Section 13.2  Discharge...............................................    54
   Section 13.3  Releases by the Debtors.................................    54
   Section 13.4  SHI Settlement Releases.................................    55
   Section 13.5  Claims Over Protection..................................    57
   Section 13.6  Post-Petition Released Party Exculpation and Limitation
                    of Liability.........................................    58
   Section 13.7  Reservation of Rights...................................    59

                                   ARTICLE XIV

RETENTION OF JURISDICTION................................................    59
   Section 14.1  Retention of Jurisdiction...............................    59

                                   ARTICLE XV

MISCELLANEOUS PROVISIONS.................................................    61
   Section 15.1  Modification of Plan....................................    61
   Section 15.2  Revocation or Withdrawal................................    61
   Section 15.3  Term of Existing Injunctions or Stays...................    61
   Section 15.4  Post-Effective Date Fees and Expenses...................    61
   Section 15.5  Exemption from Registration.............................    62
   Section 15.6  Section 1146 Exception..................................    62
   Section 15.7  Severability............................................    62
   Section 15.8  Plan Supplement.........................................    62
   Section 15.9  Governing Law...........................................    62
   Section 15.10 Reservation of Rights for Certain Canadian Creditors....    63
   Section 15.11 Notices.................................................    63
   Section 15.12 Closing of Cases........................................    64
   Section 15.13 Section Headings........................................    64


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   Section 15.14 Continuing Viability of Other Orders/Agreements.........    64

                                   ARTICLE XVI

CONCLUSION AND RECOMMENDATION............................................    65


                                        v

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          The above-captioned Debtors respectfully propose the following
Modified First Amended Joint Plan of Reorganization of Affiliated Debtors Pursuant to chapter 11 of the Bankruptcy Code (this "Plan").

                                    ARTICLE I

                     DEFINED TERMS, RULES OF INTERPRETATION,
                      COMPUTATION OF TIME AND GOVERNING LAW

Section 1.1  Rules of Interpretation, Computation of Time and Governing Law

     (a) For purposes of this Plan: (i) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and each pronoun, whether stated in the masculine, feminine or neuter gender, shall include the masculine, feminine and neuter genders; (ii) any reference to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (iii) any reference to an existing document or exhibit filed, or to be filed, shall mean such document or exhibit, as it may have been or may be amended, waived, modified or supplemented; (iv) captions and headings to articles and sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Plan; (v) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (vi) any reference to "include," "includes" and "including" shall be deemed to be followed by the words "without limitation"; (vii) any use of the words "hereof," "herein," "hereto" and "hereunder" and words of similar import refer to this Plan in its entirety and not to any particular provision of this Plan; (viii) unless otherwise specified, all references to Subsections, Sections, Articles and Exhibits are references to Subsections, Sections, Articles and Exhibits of or to this Plan; (ix) unless the context otherwise requires, any term used in capitalized form in this Plan that is not defined herein but that is used or defined in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to such term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be; and (x) any term used in capitalized form in Section 7.17 of this Plan that is not defined herein shall have the meaning assigned to such term in the Second Amended and Restated Loan and Security Agreement.

     (b) In computing any period of time prescribed or allowed by this Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

     (c) Except to the extent that the Bankruptcy Code or the Bankruptcy Rules are applicable, and subject to the provisions of any contract, instrument, release, indenture or other agreement or document entered into in connection with this Plan, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

Section 1.2  Defined Terms

     (a) As used in this Plan, the following terms have the respective meanings specified below, which meanings are equally applicable to both the singular and plural forms of the terms defined unless otherwise indicated:

     "Administrative Claim" means any Claim, excluding Reclamation Claims, constituting a cost or expense of administration of any of the Chapter 11 Cases asserted under sections 503(b) and 507(a)(1) of the Bankruptcy Code, including
(i) any actual and necessary costs and expenses of preserving the estates of the Debtors, (ii) any actual and necessary costs and expenses of operating the businesses of the Debtors, any indebtedness or obligations incurred or assumed by the Debtors in connection with the administration and implementation of this Plan, (iii) any compensation and reimbursement of expenses under section 330 or 503 of the Bankruptcy Code arising during the period from and after the Petition Date and to the Effective Date or otherwise in accordance with the provisions of this Plan, (iv) any fees or charges assessed against the Debtors' estates pursuant to 28 U.S.C. Section 1930, or (v) as determined by the Bankruptcy Court to be an Administrative Claim in a Final Order.

     "Administrative Claim Bar Date" means the date that is forty-five (45) days after the Effective Date.

     "ADR Procedures" means the alternative dispute resolution procedures approved by the Order Pursuant to 11 U.S.C. Section 105(a) Approving Alternative Dispute Resolution Procedures to Resolve Personal Injury, Employment Litigation, and Similar Claims entered by the Bankruptcy Court on August 18, 2004 as set forth in the Alternative Dispute Resolution Term Sheet annexed as Exhibit A to that order.

     "Allowed" means, with respect to any Claim or portion thereof (i) for which proof thereof was Filed within the applicable period of limitation fixed by the Bankruptcy Court in accordance with Bankruptcy Rule 3003(c)(3), and as to which no objection to the allowance thereof, or action to equitably subordinate or otherwise limit recovery with respect thereto, shall have been interposed on or before the Effective Date, (ii) for which no proof thereof was Filed, to the extent that such Claim has been listed by the Debtors in the Schedules as liquidated in amount and not disputed or contingent, (iii) which arises from the recovery of property under section 550 or 553 of the Bankruptcy Code, (iv) which is allowed under this Plan, (v) which is allowed as set forth in any contract, instrument, indenture or other agreement entered into or assumed by the Debtors in connection with this Plan, or (vi) which is allowed by a Final Order; provided, however, that Claims allowed solely for the purpose of voting to accept or reject this Plan pursuant to an order of the Bankruptcy Court shall not be considered "Allowed" hereunder. Unless otherwise specified herein or by order of the Bankruptcy Court, "Allowed Administrative Claim" or "Allowed Claim" shall not, for any purpose under this Plan, include interest on such Administrative Claim or Claim from and after the Petition Date, except for interest and other fees, costs and charges on the Groveport Secured Claims from and after the Petition Date to the extent contemplated in Section 4.2 of this Plan.

     "Amended Certificate of Incorporation and Bylaws" has the meaning set forth in Section 7.12(a) of this Plan.

     "Assets" means (i) any and all real or personal property of one or more Debtors, as the case may be, of any nature, including, without limitation, any Cash, real property interests, buildings, structures, improvements, privileges, rights, easements, leases, subleases, licenses, goods, materials, supplies, furniture, fixtures, equipment, works in process, accounts receivable, tax refunds, chattel paper, cash, deposit accounts, reserves, deposits, contractual rights, intellectual property rights, claims, Rights of Action, and any other general intangibles of one or more Debtors, as the case may be, of any nature whatsoever, including the property of the estate pursuant to section 541 of the Bankruptcy Code; and (ii) proceeds, products, rents and profits of any and all of the foregoing.

     "Assignment Objection" has the meaning set forth in Section 11.4(b) of this Plan.

     "Avoidance Actions" means all actions, causes of action, claims or rights of the Debtors or their estates arising under chapter 5 of the Bankruptcy Code, whether or not commenced as of the Effective Date.

     "Ballot" means the ballot for voting to accept or reject this Plan distributed by the Debtors to Holders of Impaired Claims entitled to vote on this Plan.

     "Bankruptcy Code" means title 11 of the United States Code, as applicable to the Chapter 11 Cases, as amended from time to time.

     "Bankruptcy Court" means the United States Bankruptcy Court for the Southern District of New York, or such other court having jurisdiction over the Chapter 11 Cases or any proceeding within, or appeal of an order entered in, the Chapter 11 Cases.

     "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure, as amended from time to time, as applicable to the Chapter 11 Cases, promulgated by the United States Supreme Court under 28 U.S.C. Section 2075, and any Local Rules of the Bankruptcy Court.

     "Bar Date Order" means the Order Pursuant to Bankruptcy Rule 3003(c)(3) Setting an October 1, 2003 Deadline for Filing Proofs of Claim, and Approving Form and Manner of Notice Thereof, entered by the Bankruptcy Court on July 15, 2003.

     "Beneficiary" means a holder of beneficial interests in the Creditor Trust.

     "Benefit Programs" has the meaning set forth in Section 11.7 of this Plan.

     "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

     "Buying Agency Agreements" means (i) that certain Agency Agreement dated March 1, 1998, as subsequently supplemented or amended, between Eddie Bauer International (Americas), Inc. and Eddie Bauer, Inc. and (ii) that certain Agency Agreement dated January 1, 1994, as subsequently supplemented or amended, between Eddie Bauer International Ltd. and Eddie Bauer, Inc.

     "Canadian Court" means the Ontario Superior Court of Justice.

     "Canadian Confirmation Order" means the Order of the Canadian Court, which shall, among other things, order and declare that the Confirmation Order and this Plan are recognized and shall be implemented and effective in Canada in accordance with their terms.

     "Canadian Debtors" means Eddie Bauer of Canada, Inc. and Spiegel Group Teleservices-Canada, Inc.

     "Cash" means legal tender of the United States of America.

     "Cash Settlement Payment" has the meaning set forth in Section 2.2 of this Plan.

     "CCAA" means the Companies' Creditors Arrangement Act, R.S.C. 1985, c. C-36, as amended.

     "Certificate of Incorporation" means a certificate of incorporation.

     "Chapter 11 Cases" means the cases under chapter 11 of the Bankruptcy Code, commenced by Debtors in the Bankruptcy Court, being jointly administered for procedural purposes only under Case No. 03-11540 (BRL).

     "Claim" means a claim as defined in section 101(5) of the Bankruptcy Code against any Debtor, whether or not asserted.

     "Claims Over Determination" has the meaning set forth in Section 13.5 of this Plan.

     "Claims Over Beneficiaries" means in any capacity the (i) SHI Released Parties and (ii) the Debtors' directors, officers, managers, members, employees, attorneys, financial advisors, accountants, investment bankers, restructuring consultants, agents and representatives who served in such capacity at any time during the period beginning June 1, 2004; provided, however, that (a) any Person or Entity that is an Excluded Defendant shall not be a Claims Over Beneficiary, and (b) any Person who, during the period beginning June 1, 2004, served as an officer and/or director of Retailer Financial Products, Inc. and/or Gemini Credit Services, Inc. and not as an officer and/or director of any other Debtor shall not be a Claims Over Beneficiary.

     "Class" means a class of Holders of Claims or Equity Interests as set forth in Article IV of this Plan.

     "Class 4 Distributable Cash" means Cash equal to the sum of (i) all Cash on hand of the Debtors as of the Business Day prior to the Effective Date, less
(ii) all Cash necessary to satisfy, or establish reserves for, Administrative Claims, Reclamation Claims, Professional Fees, Priority Tax Claims, Class 1 Claims, Class 2 Claims, Class 3 Claims, and Class 5 Claims, in each case pursuant to this Plan, less (iii) Cash in transit held by the Debtors as of such date, less (iv) statutory fees to be paid on the Effective Date pursuant to
Section 3.4 of this Plan, less (v) Cash to be transferred to the Creditor Trust that comprises the Creditor Trust Operating Expense Fund, plus (vi) solely in the event that as of such date the estimated working capital of Eddie Bauer, Inc. and its subsidiaries is greater than projected as set forth in the "Projected Consolidated Balance Sheet for the Reorganized Debtors as of the Projected Effective Date" attached as Exhibit E to the Disclosure Statement, Cash proceeds of the Working Capital Facility in an amount to be determined by the Debtors in consultation with the Creditors' Committee.

     "Class 6 Equity Interests" has the meaning set forth in Section 4.7(a) of this Plan.

     "Confirmation" means confirmation of this Plan pursuant to section 1129 of the Bankruptcy Code, which shall occur upon the entry of (i) the Confirmation Order in the docket maintained by the Bankruptcy Court pursuant to Bankruptcy Rule 5003, and (ii) the Canadian Confirmation Order.

     "Confirmation Date" means the first date upon which the Confirmation Order has been entered on the docket maintained by the Bankruptcy Court pursuant to Bankruptcy Rule 5003.

     "Confirmation Hearing" means the hearing to be held by the Bankruptcy Court regarding Confirmation, as such hearing may be adjourned or continued from time to time.

     "Confirmation Order" means the order of the Bankruptcy Court confirming this Plan pursuant to section 1129 of the Bankruptcy Code.

     "Consummation" means the occurrence of the Effective Date.

     "Contribution Claim" has the meaning set forth in Section 13.5(a) of this Plan.

     "Convenience Claim" means any General Unsecured Claim that is (i) Allowed in an amount of five thousand dollars ($5,000) or less or (ii) Allowed in an amount greater than five thousand dollars ($5,000) but less than or equal to ten thousand dollars ($10,000) but which is reduced to five thousand dollars ($5,000) by an irrevocable written election of the Holder of such Claim made on a properly delivered Ballot; provided, however, that any General Unsecured Claim that was originally Allowed in excess of five thousand dollars ($5,000) may not be subdivided into multiple General Unsecured Claims of five thousand dollars ($5,000) or less for purposes of receiving the treatment provided under this Plan to Holders of Convenience Claims; provided further, however, that, in the event a Holder of an Allowed General Unsecured Claim against the Debtors holds multiple Allowed General Unsecured Claims against the Debtors, such Allowed General Unsecured Claims shall not be aggregated for purposes of determining whether each such Allowed General Unsecured Claim is a Convenience Claim.

     "Creditor" has the meaning ascribed to such term in section 101(10) of the Bankruptcy Code and shall mean a creditor of any Debtor.

     "Creditor Notes" means the promissory notes that may be issued by Eddie Bauer Holdings, as contemplated by Sections 4.5(a) and 7.6 of this Plan, the principal terms and conditions of which shall be set forth in the Plan Supplement and shall be reasonably acceptable to the Creditors' Committee.

     "Creditor Trust" means the statutory trust created pursuant to the Delaware Statutory Trust Act (12 Del. C. section 3801 et seq.), created pursuant to sections 3804 and 3806(b)(2) of the Delaware Statutory Trust Act, the Creditor Trust Agreement and this Plan.

     "Creditor Trust Agreement" means the trust agreement that documents the powers, duties, responsibilities and compensation of the Trustees, which agreement shall be in form and substance acceptable to the Creditors' Committee and Filed as a component of the Plan Supplement.

     "Creditor Trust Assets" means all of the Assets of the Debtors that are not transferred to Eddie Bauer Holdings or one of its subsidiaries as of the Effective Date and shall include (i) all Equity Interests in each of the Creditor Trust Debtors, (ii) the Creditor Trust Rights of Action, (iii) the Creditor Trust Operating Expense Fund, (iv) the Disputed Claims Reserve, (v) the Securitization Note, and (vi) such other Assets as may be identified in the Plan Supplement.

     "Creditor Trust Debtors" means Spiegel, Inc., Newport News, Inc., Spiegel Catalog, Inc., Spiegel Publishing Co., Ultimate Outlet Inc., Spiegel Catalog Services, LLC, Spiegel Marketing Corporation, Newport News Services, LLC, New Hampton Realty Corp., Spiegel Group Teleservices, Inc., Retailer Financial Products, Inc., and Gemini Credit Services, Inc., as reorganized pursuant to this Plan.

     "Creditor Trust Interests" means all beneficial interests in the Creditor Trust.

     "Creditor Trust Judgment" has the meaning set forth in Section 13.5(b) of this Plan.

     "Creditor Trust Operating Expense Fund" means (i) as of the Effective Date, the amount of Cash as may be determined by the Debtors and the Creditors' Committee and disclosed in a notice that the Debtors will File and serve on or before five (5) Business Days prior to the Confirmation Hearing, and (ii) as of any date after the Effective Date, Cash held by the Creditor Trust in an amount to be determined in accordance with the Creditor Trust Agreement, in each case to ensure that the Creditor Trust has sufficient Cash necessary to satisfy the projected expenses of the Creditor Trust through the termination of the Creditor Trust.

     "Creditor Trust Rights of Action" means all Rights of Action other than the Eddie Bauer Rights of Action and shall include all Rights of Action against the Excluded Defendants.

     "Creditors' Committee" means the official committee of unsecured creditors appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code.

     "Cure Objection" has the meaning set forth in Section 11.4(a) of this Plan.

     "Cure Payment Schedule" means the schedule that will be included in the Plan Supplement identifying the executory contracts and unexpired leases that will be assumed, and if applicable assigned, pursuant to the terms of this Plan and setting forth the corresponding amount of cure and compensation payments, if any, proposed to be provided in connection with such assumption pursuant to section 365 of the Bankruptcy Code.

     "Debtors" means Spiegel, Inc., Spiegel Catalog, Inc., Spiegel Publishing Co., Ultimate Outlet Inc., Spiegel Catalog Services, LLC, Spiegel Marketing Corporation, Spiegel Management Group, Inc., Eddie Bauer, Inc., Eddie Bauer Diversified Sales, LLC, Eddie Bauer International Development, LLC, Eddie Bauer Services, LLC, Eddie Bauer of Canada, Inc., Newport News, Inc., Newport News Services, LLC, New Hampton Realty Corp., Distribution

Fulfillment Services, Inc. (DFS), Spiegel Group Teleservices, Inc., Spiegel Group Teleservices-Canada, Inc., Retailer Financial Products, Inc., and Gemini Credit Services, Inc.

     "Delaware Trustee" means an Entity with its principal place of business in the State of Delaware appointed to serve as the trustee of the Creditor Trust for the purpose of satisfying the requirements of section 3807 of the Delaware Statutory Trust Act.

     "Dilution" means the dilution of the Distributions of Eddie Bauer Holdings Common Stock to the Holders of Allowed Class 4 General Unsecured Claims resulting from (i) grants pursuant to the Management Stock Incentive Program to the percentage distributions of Eddie Bauer Holdings Common Stock provided for under this Plan and (ii) such adjustments in the total issued Eddie Bauer Holdings Common Stock as may occur pursuant to Section 9.9 of this Plan.

     "DIP Agents" means Bank of America, N.A., Banc of America Securities LLC, Fleet Retail Finance Inc., and The CIT Group/Business Credit, Inc.

     "DIP Credit Agreement" means the post-petition Amended and Restated Loan and Security Agreement, dated as of May 2, 2003, among the DIP Agents, the DIP Lenders and the Debtors, as approved by the Final Order (i) Authorizing Incurrence of Indebtedness with Administrative Super-Priority, Secured by First Priority Liens on and Security Interests in Certain Assets Pursuant to sections 364(c) and (d) of the Bankruptcy Code, (2) providing Adequate Protection and Granting Replacement Liens and (3) Granting Other Relief, entered by the Bankruptcy Court on April 30, 2003.

     "DIP Lenders" means the financial institutions which at any time during the Chapter 11 Cases were party to the DIP Credit Agreement (as amended by the Second Amended and Restated Loan and Security Agreement) as a lender.

     "Disallowed" means, when referring to a Claim, a Claim or any portion thereof that has been (i) disallowed or expunged by a Final Order or (ii) listed on the Schedules as unliquidated, disputed or contingent and as to which no proof of Claim has been Filed within the applicable period of limitation fixed by the Bankruptcy Court in accordance with Bankruptcy Rule 3003(c)(2).

     "Disclosure Statement" means the disclosure statement for this Plan, including, without limitation, all exhibits and schedules thereto, Filed concurrently herewith, and approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code on or about March 29, 2005.

     "Disputed" means, with respect to any Claim, any Claim or portion thereof as to which the Debtors, or any other party in interest, has interposed a timely objection or request for estimation in accordance with the Bankruptcy Code and Bankruptcy Rules or which is otherwise disputed by the Debtors in accordance with applicable law, which objection, request for estimation or dispute has not been settled, waived, withdrawn or determined by a Final Order. A Claim that is Disputed shall be deemed Allowed in the amount that is not Disputed, if any, and Disputed as to the excess.

     "Disputed Administrative Claims Reserve" has the meaning set forth in
Section 9.2(a) of this Plan.

     "Disputed Claims Reserve" has the meaning set forth in Section 9.2(b) of this Plan.

     "Distribution" means the Cash to be distributed to certain Holders of Allowed Claims under the terms of this Plan and, in the case of certain Holders of Allowed Class 4 Claims only, Eddie Bauer Holdings Common Stock, Creditor Trust Interests, and Senior Facility Proceeds or Creditor Notes.

     "Distribution Notification Date" means the day that is three (3) Business Days from and after the Confirmation Date.

     "Distribution Record Date" means the date for determining which Holders of Claims are eligible to receive distributions hereunder, and shall be June 6, 2005.

     "Eddie Bauer Holdings" means a company named "Eddie Bauer Holdings, Inc." to be formed pursuant to Section 7.7 of this Plan and to which the Debtors will transfer certain assets as set forth in Section 7.7 of this Plan.

     "Eddie Bauer Holdings Common Stock" means the common stock of Eddie Bauer Holdings to be issued pursuant to Section 7.14 of this Plan.

     "Eddie Bauer Holdings Equity" has the meaning set forth in Section 7.12(b) of this Plan.

     "Eddie Bauer Rights of Action" means the Rights of Action that are identified in the Plan Supplement.

     "Effective Date" means the first Business Day on which all conditions in
Article XII of this Plan have been satisfied or waived.

     "Entity" means an entity as defined in section 101(15) of the Bankruptcy Code.

     "Equity Interests" means any equity interest in one or more of the Debtors, including, but not limited to, all issued, unissued, authorized or outstanding shares or stock, together with any calls, warrants, options, subscription or contract rights to purchase or acquire any such interests at any time.

     "Equity Escrow" has the meaning set forth in Section 7.12(b) of this Plan.

     "Equity Transfer Restrictions" has the meaning set forth in Section 7.12(b) of this Plan.

     "ERISA" has the meaning set forth in Section 11.7(b) of this Plan.

     "Escrow Percentage" has the meaning set forth in Section 7.12(b) of this Plan.

     "Estates" means the estates of the Debtors, individually or collectively, as appropriate in the context, created in the Chapter 11 Cases pursuant to section 541 of the Bankruptcy Code.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Excluded Defendants" means Messrs. Michael Moran, James Sievers, KPMG, Kirkland & Ellis, White & Case, and any of their respective past and present shareholders, officers, directors, employees, members, partners, heirs, successors, and assigns; provided, however, that Dr. Urs Aschenbrenner is expressly excepted from the Excluded Defendants.

     "Expeditors" has the meaning set forth in Section 7.11 of this Plan.

     "Face Amount" means, with respect to a particular Claim: (i) if the Claim is listed in the Debtors' Schedules and the Holder thereof has not Filed a proof of claim within the applicable period of limitation fixed by the Bankruptcy Court pursuant to the Bankruptcy Code, the Bankruptcy Rules or other applicable law, the amount of such Claim that is listed in the Debtors' Schedules as not disputed, contingent or unliquidated; or (ii) if the Holder of such Claim has Filed a proof of claim within the applicable period of limitation fixed by the Bankruptcy Court pursuant to the Bankruptcy Code, the Bankruptcy Rules or other applicable law, the liquidated amount stated in such proof of claim, or such amount as is determined by Final Order of the Bankruptcy Court; or (iii) in the case of an Administrative Claim, the liquidated amount set forth in any application that has been Filed or the amount set forth in the Debtors' books and records or such amount as is determined by a Final Order of the Bankruptcy Court; or (iv) in all other cases, zero (0) or such amount as shall be fixed or estimated by a Final Order of the Bankruptcy Court.

     "Federal Securities Class Action" means the securities fraud class action styled In re Spiegel, Inc. Securities Litigation, Case No. 02 C 8946 (RRP), filed in the United States District Court for the Northern District of Illinois.

     "FCNB" means First Consumers National Bank.

     "File", "Filed" or "Filing" means file, filed or filing with the Bankruptcy Court in the Chapter 11 Cases.

     "Final Decree" means the decree contemplated under Bankruptcy Rule 3022.

     "Final Order" means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, which has not been reversed, stayed, modified or amended, and as to which the time to appeal or seek certiorari has expired and no appeal or petition for certiorari has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be filed has been resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought.

     "Foreign Distribution Restriction Notice" has the meaning set forth in
Section 7.14(b)(i) of this Plan.

     "General Unsecured Claims" means any Claim that is not an Administrative Claim, a Secured Claim, or a Priority Claim.

     "Germany Joint Venture Agreement" means that certain Joint Venture Agreement by and between Eddie Bauer, Inc., Handelsgesellschaft Heinrich Heine GmbH, and Sport-Scheck GmbH, dated June 6, 1995.

     "Governmental Unit" has the meaning set forth in section 101(27) of the Bankruptcy Code.

     "Groveport Secured Claims" means the claims held by the lenders under certain term loan agreements, dated November 15, 1993, as thereafter amended and restated, which claims are secured by first mortgages on certain property and improvements thereon located at 6600 Alum Creek Drive, Groveport, Ohio.

     "Holder" means the beneficial holder of any Claim or Equity Interest.

     "Impaired" means a Class of Claims or Class of Equity Interests that is impaired within the meaning of section 1124 of the Bankruptcy Code.

     "Indemnified Person" has the meaning set forth in Section 6.4(b) of this Plan.

     "Independent Directors" has the meaning set forth in Section 7.12(c) of this Plan.

     "Initial Directors" has the meaning set forth in Section 7.12(c) of this Plan.

     "Initial Distribution" has the meaning set forth in Section 9.1 of this Plan.

     "Initial Term" has the meaning set forth in Section 7.12(c) of this Plan.

     "Insured Personal Injury Claim" means any Personal Injury Claim to the extent such Claim is covered under the Debtors' insurance policies.

     "Intercompany Claims" means any Claim held by any of the Debtors against any other Debtor.

     "Interim Compensation Order" means the Order Pursuant to sections 105(a) and 331 of the Bankruptcy Code Establishing Procedures for Monthly Compensation and Reimbursement of Professionals entered by the Bankruptcy Court on April 10, 2003, and the Orders Allowing Interim Compensation of and Reimbursement of Expenses for Professionals relating to the interim compensation periods during the pendency of the Chapter 11 Cases.

     "Japan Joint Venture Agreement" means that certain Joint Venture Agreement by and between Eddie Bauer, Inc. and Otto-Sumisho Inc., dated September 28, 1993.

     "KPMG" means KMPG LLP, KPMG International, KPMG Peat Marwick LLP and the other member firms of KPMG International, and their predecessors or successors.

     "Lawful Receipt Representation" has the meaning set forth in Section 7.14(b)(i) of this Plan.

     "Lien" means any charge against or interest in property to secure payment or performance of a claim, debt or obligation.

     "Losses" has the meaning set forth in Section 6.4(b) of this Plan.

     "Management Stock Incentive Program" means a stock incentive plan, pursuant to which, among other things, Eddie Bauer Holdings will reserve 2,100,000 million shares of the Eddie Bauer Holdings Common Stock for award to certain members of the management and directors of Eddie Bauer Holdings and its subsidiaries, on a date and in a manner to be determined in the sole discretion of the board of directors of Eddie Bauer Holdings.

     "Managing Trustee" means an Entity appointed to serve as trustee for the Creditor Trust pursuant to the Creditor Trust Agreement and appointed by the Creditors' Committee, and any successor trustee selected pursuant to the Creditor Trust Agreement.

     "MBIA Settlement Trust" has the meaning set forth in the Motion of the Debtors for an Order Pursuant to 11 U.S.C. Section 105(A) and Rule 9019 of the Federal Rules of Bankruptcy Procedure Authorizing the Debtors to Enter Into and Perform Under a Certain Settlement Agreement, Filed on December 12, 2004.

     "OIHK" means Otto International (Hong Kong), Limited, a Hong Kong limited liability company.

     "OSF" means Otto-Spiegel Finance G.m.b.H. & Co. KG, a German limited partnership.

     "Other Secured Claims" means those Secured Claims other than the Groveport Secured Claims as of the Petition Date.

     "Otto KG" means Otto (GmbH & Co KG), formerly known as Otto Versand (GmbH &
Co), a German limited partnership.

     "Otto KG Goods Unsecured Claims" has the meaning set forth in Section 2.4(a) of this Plan.

     "Pension Plan" has the meaning set forth in Section 11.7(b) of this Plan.

     "Person" has the meaning set forth in section 101(41) of the Bankruptcy
Code.

     "Personal Injury Claim" means any Claim, whether or not the subject of an existing lawsuit, arising from a personal injury or wrongful death allegation. A Personal Injury Claim may, either in whole or in part, also be an Insured Personal Injury Claim.

     "Petition Date" means March 17, 2003.

     "Plan Oversight Committee" means the committee created pursuant to Section 6.4(b) of this Plan.

     "Plan Supplement" means the document containing the documents specified in
Section 15.8 of this Plan.

     "Post-Petition Released Parties" means the Debtors, the Reorganized Debtors, the Creditor Trust Debtors, the Creditors' Committee, the DIP Agents, the DIP Lenders, and all of the respective officers, directors, managers, members, employees, attorneys, financial advisors, auditors, accountants, investment bankers, restructuring consultants, agents and representatives of each of the foregoing, whether current or former, in each case in their capacity as such, and only to the extent serving in such capacity on the Petition Date or thereafter; provided, however, that (i) any Person or Entity that is an Excluded Defendant shall not be a Post-Petition Released Party, and (ii) any Person who serves or served as an officer and/or director of Retailer Financial Products, Inc. and/or Gemini Credit Services, Inc. and not as an officer and/or director of any other Debtor shall not be a Post-Petition Released Party.

     "Pre-Petition Released Parties" means each of the Debtors' current and former officers, directors, managers, members, employees, attorneys, financial advisors, accountants, investment bankers, restructuring consultants, agents and representatives of each of the foregoing, whether current or former; provided, however, that (i) any Person or Entity that is an Excluded Defendant shall not be a Pre-Petition Released Party, and (ii) any Person who served as an officer and/or director of Retailer Financial Products, Inc. and/or Gemini Credit Services, Inc. and not as an officer and/or director of any other Debtor shall not be a Pre-Petition Released Party.

     "Priority Claims" means those claims afforded priority under sections 507(a) and 502(f) of the Bankruptcy Code.

     "Priority Tax Claim" means, with respect to the Debtors, a claim of a Governmental Unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

     "Professional" means an Entity (i) employed in the Chapter 11 Cases pursuant to a Final Order in accordance with section 105, 327, 363 or 1103 of the Bankruptcy Code and to be compensated for services rendered prior to the Effective Date, pursuant to section 327, 328, 329, 330, 331 or 363 of the Bankruptcy Code, or (ii) for which compensation and reimbursement have been allowed by the Bankruptcy Court pursuant to section 503(b)(2) or (4) of the Bankruptcy Code.

     "Professional Fee Reserve" means, as of the Effective Date, the amount of Cash necessary to pay all Professional Fees entitled to payment pursuant to
Section 3.5 of this Plan.

     "Professional Fees" means those fees and expenses claimed by Professionals under sections 327, 328, 330, 331, 363, 503 and/or 1103 of the Bankruptcy Code, and unpaid as of the Effective Date.

     "Prohibited Jurisdiction" has the meaning set forth in Section 7.14(b)(i) of this Plan.

     "Pro Rata Share" means, with reference to any Distribution on account of any Allowed Claim in any Class, the ratio that the amount of such Allowed Claim bears to the aggregate amount of all Claims, other than Disallowed Claims, in such Class.

     "Reclamation Claims" means any reclamation Claims listed on the Reclamation Report or determined by the Bankruptcy Court to be a reclamation Claim pursuant to section 546 of the Bankruptcy Code and applicable statutory or common law in a Final Order.

     "Reclamation Report" means the reclamation report, as may be amended from time to time by stipulation or otherwise, Filed by the Debtors pursuant to the Order Under 11 U.S.C. Sections 105(a), 503(b), 546(c)(2) and 546(g) Establishing Procedures For Treatment of Reclamation Claims, which was entered by the Bankruptcy Court on April 28, 2003.

     "Released Claims" means those Rights of Action or Claims that are specifically released under this Plan.

     "Released Parties" means in any capacity (i) the SHI Released Parties; and
(ii) the past or present officers, directors, employees, members, agents, financial advisors, auditors, heirs, successors or attorneys of any of the Debtors; provided, however, that (a) any Person or Entity that is an Excluded Defendant shall not be a Released Party, and (b) any Person who served or serves as an officer and/or director of Retailer Financial Products, Inc. and/or Gemini Credit Services, Inc. and not as an officer and/or director of any other Debtor shall not be a Released Party.

     "Reorganized Debtors" means Eddie Bauer, Inc., Eddie Bauer Diversified Sales, LLC, Eddie Bauer International Development, LLC, Eddie Bauer Services, LLC, Eddie Bauer of Canada, Inc., Distribution Fulfillment Services, Inc. (DFS), Spiegel Management Group, Inc., and Spiegel Group Teleservices-Canada, Inc. as reorganized pursuant to this Plan.

     "Reorganized Eddie Bauer" means Eddie Bauer, Inc. as reorganized pursuant to this Plan.

     "Restructuring Committee Board Members" means William C. Kosturos, Larry J. Gorrell and Hugh E. Sawyer.

     "Rights of Action" means all actions, causes of action, Avoidance Actions, suits, debts, dues, sums of money, accounts, reckonings, rights to legal remedies, rights to equitable remedies, rights to payment and claims, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances and trespasses of, or belonging to, the Estates, whether known or unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured and whether asserted or assertable directly or indirectly or derivatively, in law, equity or otherwise, but excluding any of the foregoing which are Released Claims (except to the extent required for the Creditor Trust to add necessary parties as provided by Section 2.6 of this Plan).

     "Second Amended and Restated Loan and Security Agreement" means that certain Second Amended and Restated Loan and Security Agreement dated as of March 15, 2005 among the financial institutions named therein as the Lenders, Bank of America, N.A. as the Agent, Banc of America Securities LLC as Sole Lead Arranger and Book Manager, Fleet Retail Group, Inc. and the CIT Group/Business Credit, Inc. as Co-Syndication Agents, General Electric Capital Corporation as Documentation Agent, Spiegel, Inc., Eddie Bauer, Inc., Spiegel Catalog, Inc., Ultimate Outlet Inc. and Newport News, Inc. as Borrowers and Guarantors and the subsidiaries of Spiegel, Inc., parties thereto, as Guarantors.

     "Schedules" means the Debtors' schedules of assets and liabilities, statements of financial affairs, and such other schedules Filed on May 23, 2003 by the Debtors in accordance with section 521(1) of the Bankruptcy Code, the Official Bankruptcy Forms, and the Bankruptcy Rules, as such schedules have been amended by the Debtors from time to time in accordance with Bankruptcy Rule 1009.

     "Section 7.9 Disputed Claims" has the meaning given to such term in Section 7.9(d)(iii) of this Plan.

     "Secured Claim" means a Claim against the Debtors that is secured by a Lien on or security interest in the Debtors' property or that has the benefit of rights of setoff under section 553 of the Bankruptcy Code, but only to the extent of the value of the creditor's interest in the Debtors' interest in such property, or to the extent of the amount subject to setoff, which value shall be determined as provided in section 506 of the Bankruptcy Code.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Securitization Interests" means (i) all of Spiegel Acceptance Corporation's right, title and interest, whether beneficial or legal and whether held directly, indirectly or through some other person or entity (including, without limitation, the interest of Spiegel Acceptance Corporation in the MBIA Settlement Trust), in, to and under (a) the Spiegel Credit Card Master Note Trust, a trust organized under the laws of the State of Illinois, (b) the "Seller Interest" issued thereunder and (c) all transactions entered into in connection with those certain receivables financings entered into by the Spiegel Credit Card Master Note Trust, Spiegel Acceptance Corporation and certain of its affiliates and (ii) all of Financial Services Acceptance Corporation's right, title and interest, whether beneficial or legal and whether held directly, indirectly or through some other person or entity, in, to and under (x) the First Consumers Master Trust, a trust organized under the laws of the State of Illinois, (y) the First Consumers Credit Card Master Note Trust, a trust organized under the laws of the State of Illinois, and the "Seller Interest" issued thereunder (to the extent such Seller Interest is held by Financial Services Acceptance Corporation) and (z) all transactions entered into in connection with the certain receivables financings entered into by the First Consumers Master Trust, First Consumers Credit Card Master Note Trust, Financial Services Acceptance Corporation and certain of its affiliates.

     "Securitization Note" means the promissory note to be issued by Eddie Bauer Holdings to the Creditor Trust that shall entitle the holder of the note to receive an amount equal to 90% of funds indefeasibly received by Spiegel Acceptance Corporation and Financial Services Acceptance Corporation in respect of any Securitization Interests held by either entity as of the Effective Date. The principal terms and conditions of the Securitization Note shall be set forth in the Plan Supplement.

     "Senior Debt Facility" means the $300 million debt obligation of Eddie Bauer Holdings that may be incurred pursuant to Section 7.6 of this Plan. The principal terms and conditions of the Senior Debt Facility shall be set forth in the Plan Supplement.

     "Senior Facility Proceeds" means the Cash proceeds of the Senior Debt Facility.

     "Separate Trust" has the meaning given to such term in Section 7.9(d)(iii) of this Plan.

     "SHI" means Spiegel Holdings, Inc., a Delaware corporation.

     "SHI Released Parties" means in any capacity SHI, Otto KG, OSF, OIHK, and any of their respective affiliates (excepting the Debtors and their subsidiaries, including First Consumers National Bank and First Consumers Credit Corporation), Dr. Michael Otto, Dr. Michael Crusemann, Dr. Urs Aschenbrenner, Mr. Hans-Otto Schrader, Mr. Hans-Jorg Hammer, Dr. Winfried Zimmerman, Mr. Horst R.A. Hansen, Dr. Rainer Hillebrand, Mr. Martin Zaepfel, Mr. Wolfgang Linder, Dr. Peter Muller, Mr. Gert Rietz, Dr. Peer Witten, and past and present shareholders, officers, directors, employees, members, agents, financial advisors, auditors, heirs, successors or attorneys of any of them, and any law firm that represented all of SHI, Spiegel, Inc., and First Consumers National Bank prior to the Petition Date (including all of the attorneys of such firm acting in whatever capacity with respect to the Debtors and the Debtors' non-Debtor direct and indirect subsidiaries, including but not limited to First Consumers Credit Corporation); provided, however, that any Person or Entity that is an Excluded Defendant shall not be an SHI Released Party.

     "SHI Settlement" has the meaning set forth in Section 2.1 of this Plan.

     "SHI Settlement Term Sheet" means that certain term sheet, dated February 3, 2005, between the Debtors, the Creditors' Committee, SHI, Otto KG, OSF, OIHK, Dr. Michael Otto, and Dr. Michael Crusemann, with respect to the SHI Settlement.

     "SHI Unsecured Claim" has the meaning set forth in Section 2.4(b) of this Plan.

     "Subsequent Distribution Date" means any date on which the Creditor Trust makes a Distribution pursuant to this Plan.

     "Tax Code" means the Internal Revenue Code of 1986, as amended.

     "Third Party Designation" has the meaning set forth in Section 7.14(b)(i) of this Plan.

     "Trading Order" means the Final Order Pursuant to Sections 105(a), 362 and 541 of the Bankruptcy Code Establishing Procedures for Requiring Notice in Advance of Certain Transactions Regarding Claims Against and Equity Interests In Spiegel, Inc. entered by the Bankruptcy Court on January 20, 2004, as amended by the Interim Order Pursuant to Sections 105(a), 362 and 541 of the Bankruptcy Code Modifying Procedures for Requiring Notice in Advance of Certain Transactions Regarding Claims Against and Equity Interests in Spiegel, Inc. entered by the Bankruptcy Court on March 8, 2005, and as may be further amended by the Bankruptcy Court.

     "Trustee" means the Managing Trustee or the Delaware Trustee.

     "Trustees" means the Managing Trustee and the Delaware Trustee.

     "Unimpaired" means a Class of Claims or Equity Interests that is not Impaired.

     "Unresolved" means, with respect to any Claim, any Claim or portion thereof that is not an Allowed Claim, Disputed Claim or Disallowed Claim.

     "U.S. Trustee" means the United States Trustee for the Southern District of New York.

     "Voting Deadline" means the date set in an order of the Bankruptcy Court as the deadline for the return of Ballots accepting or rejecting this Plan.

     "Working Capital Facility" means the $150 million revolving working capital facility, the principal terms and conditions of which shall be set forth in the Plan Supplement.

                                   ARTICLE II

                      COMPROMISE AND SETTLEMENT OF DISPUTES

Section 2.1 Introduction

          Pursuant to section 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019, this Plan incorporates the compromise and settlement of all claims existing or arising on or before the Effective Date that may be held by (i) any of the Debtors, their Estates, or any of the Debtors' subsidiaries that are not chapter 11 debtors, or of any Person on any of their behalves, against the Released Parties and (ii) the creditors of the Debtors (but not shareholders of the Debtors or former shareholders of Spiegel, Inc. solely in their capacity as shareholders or former shareholders of Spiegel, Inc., or any Governmental Unit) against the Released Parties that are related to the Debtors or their direct or indirect subsidiaries (such settlement, together with all of its terms and conditions that are incorporated in this Plan and the Disclosure Statement, the "SHI Settlement").

          The SHI Settlement is the compromise of disputed claims and a good faith settlement and release of those claims and associated alleged injuries. The consideration to be provided pursuant to the SHI Settlement is not to be construed as an admission of liability or wrongdoing on the part of any of the Released Parties.

Section 2.2 Cash Settlement Payment

          SHI or its designee shall pay to the Debtors $104 million in Cash on the Effective Date as provided below (the "Cash Settlement Payment").

Section 2.3 Executory Contracts

          Pursuant to Section 11.2 of this Plan, (i) Eddie Bauer, Inc. shall assume the Buying Agency Agreements and shall pay in Cash cure claims in respect of such assumed agreements in the aggregate amount of $2,294,700 on the Effective Date and (ii) Eddie Bauer, Inc. shall assume the Germany Joint Venture Agreement and Japan Joint Venture Agreement, and shall pay in Cash a cure claim of $846,800 under the Germany Joint Venture Agreement in full on the Effective Date. No Person shall hold any Allowed Claim arising prior to the Petition Date in respect of an executory contract that is assumed pursuant to this Section 2.3 and Section

11.2 of this Plan, except as expressly provided by this Section 2.3. All Distributions for cure claims in respect to the Buying Agency Agreements, the Germany Joint Venture Agreement and the Japan Joint Venture Agreement shall be made to PANTA Achte Grundstucksgesellschaft m.b.H. in accordance with distribution instructions provided in writing for such entity to the Debtors as the same may be updated from time to time by written notice to the Debtors (but in no event later that three (3) days prior to the Effective Date), unless such Distributions otherwise would be contrary to the Plan or the Creditor Trust Agreement.

Section 2.4 Allowance of Claims

     (a) Otto KG, OIHK and other affiliates of Otto KG shall hold Allowed Class 4 Claims in the aggregate amount of $26,871,900 (the "Otto KG Goods Unsecured Claims"). The Otto KG Goods Unsecured Claims shall receive the treatment set forth in Section 4.5 of this Plan. All Distributions on the Otto KG Goods Unsecured Claims shall be made to PANTA Achte Grundstucksgesellschaft m.b.H. in accordance with distribution instructions provided in writing for such entity to the Debtors as the same may be updated from time to time by written notice to, as applicable, the Debtors or the Managing Trustee, unless such Distributions otherwise would be contrary to the Plan or Creditor Trust Agreement.

     (b) OSF shall hold an Allowed Class 4 Claim in the amount of $160,469,900, and SHI shall hold an Allowed Class 4 Claim in the amount of $13,443,140 (each, an "SHI Unsecured Claim"). The SHI Unsecured Claims shall receive the treatment set forth in Section 4.5 of this Plan.

     (c) The Otto KG Goods Unsecured Claims and the SHI Unsecured Claims shall not be subject to setoff, recoupment, subordination or any other challenge. No Holder of an Otto KG Goods Unsecured Claim or SHI Unsecured Claim shall hold Allowed Class 4 Claims, Class 5 Claims, Allowed Secured Claims, Allowed Priority Claims, Allowed Administrative Claims, or Allowed Reclamation Claims, except (i) as provided in Section 2.3, 2.4 or 2.7 of this Plan, and (ii) Claims covered by insurance pursuant to Section 13.4(c)of this Plan, which Claims shall not receive any Distribution under this Plan. The Released Parties, including the SHI Released Parties, have agreed not to object to or otherwise oppose Distributions upon the SHI Unsecured Claims that are consistent with the treatment set forth in Section 4.5(a) of this Plan.

Section 2.5 Releases and Claims Over Protection

     (a) The Released Parties shall receive the benefit of the applicable releases set forth in this Plan and the Confirmation Order, and the permanent injunction set forth in the Confirmation Order to effectuate such releases. The Released Parties shall grant the applicable releases set forth in Section 13.4 of this Plan, and shall be subject to the permanent injunction set forth in the Confirmation Order to effectuate such release.

     (b) The Claims Over Beneficiaries shall receive the benefit of the provisions of Section 13.5 of this Plan.

Section 2.6 Post-Effective Date Litigation

          None of the provisions of this Plan, including, but not limited to, the releases and injunctions granted pursuant to Article XIII of this Plan, shall prevent any of the Excluded Defendants or the Creditor Trust (i) from taking discovery from the Debtors, the Reorganized Debtors, the Creditor Trust or from any Released Party, or (ii) from joining any Released Party to such litigation solely to the extent, if any, such Released Party is a necessary party under applicable law; provided, however, that (a) the Creditor Trust may not recover any amounts against any Released Party; and (b) no provision of this Plan or the Confirmation Order shall authorize the Creditor Trust or any other Person to take discovery from any Released Party except in accordance with applicable law, without regard to the existence of the SHI Settlement incorporated in this Plan, including, without limitation, the Hague Convention.

Section 2.7 Tax Reimbursement Agreements

          SHI and the Debtors will be entitled to their respective shares of all funds generated by past and future state and federal tax refunds, calculated in accordance with that certain Tax Reimbursement Agreement between SHI and Spiegel, effective as of September 30, 1998 for all taxable years beginning on or after January 1, 1986, and that certain Supplemental Tax Reimbursement Agreement effective as of November 1, 1996.

Section 2.8 Termination of Temporary Restraining Order

          The Confirmation Order shall provide that the temporary restraining order set forth in the Order of the Bankruptcy Court, dated June 27, 2003, shall be terminated as of the date of receipt of the Cash Settlement Payment. The Reorganized Debtors and the Creditor Trust shall use their reasonable best efforts to facilitate the return to SHI of the funds held in an escrow account created pursuant to that certain Deposit Escrow and Custody Agreement among First Consumers National Bank, SHI, and Deutsche Bank Trust Company Americas, dated on or about May 14, 2002, as soon as practicable after the Effective Date.

                                   ARTICLE III

          ADMINISTRATIVE CLAIMS, RECLAMATION CLAIMS, PROFESSIONAL FEES
                             AND PRIORITY TAX CLAIMS

Section 3.1 Introduction

          Certain types of Claims are not placed into voting Classes. Such Claims are not considered Impaired and they do not vote on this Plan because they are automatically entitled to specific treatment provided for them in the Bankruptcy Code. These non-voting Claims and their treatment are described in this Article III.

Section 3.2 Administrative Claims

          (a) On or before the Effective Date, the Debtors shall pay in full, without interest and in Cash, the amount of Allowed Administrative Claims as of such date, and after the Effective

Date Eddie Bauer Holdings shall pay each Administrative Claim in full, without interest and in Cash (except for Professional Fees to the extent that their treatment, which is set forth below, differs), when and to the extent the Administrative Claim is or becomes Allowed. The Holder of an Allowed Administrative Claim may be paid on such other date and upon such other terms as may be agreed upon by such Holder and the respective Debtor.

     (b) Holders of Administrative Claims that have not been paid as of the Effective Date must File a written request for payment of Administrative Claims with the Bankruptcy Court and serve the same upon counsel to Eddie Bauer Holdings such that it is received no later than the Administrative Claim Bar Date. If an Administrative Claim is not timely Filed by the Administrative Claim Bar Date, then such Administrative Claim shall be forever barred and shall not be enforceable against the Debtors, the Reorganized Debtors, the Creditor Trust Debtors, Eddie Bauer Holdings, their successors, their assigns or their property, or the Creditor Trust or the Trustees. The foregoing shall not apply to (i) Professional Fee Claims, (ii) Administrative Claims arising in the ordinary course of the Debtors' business, (iii) Administrative Claims held by current or former employees of the Debtors for wages or pursuant to any Benefit Program, and (iv) any Administrative Claims asserted by any Governmental Unit for any tax. An objection to an Administrative Claim Filed pursuant to this provision must be Filed within ninety (90) days from the later of the date such Administrative Claim is Filed and properly served or ninety (90) days after the Effective Date. Eddie Bauer Holdings reserves the right to seek an extension of such time to object.

Section 3.3 Reclamation Claims

          On or before the Effective Date, the Debtors shall pay in full, without interest and in Cash, the amount of Allowed Reclamation Claims as of such date, and after the Effective Date the Creditor Trust shall pay each Reclamation Claim in full, without interest and in Cash when and to the extent the Reclamation Claim is or becomes Allowed. The Holder of an Allowed Reclamation Claim may be paid on such other date and upon such other terms as may be agreed upon by such Holder and the respective Debtor or the Creditor Trust.

Section 3.4 Statutory Fees

          Without limiting the foregoing, all fees due and payable under 28 U.S.C. Section 1930 as of the Effective Date that have not been paid shall be paid on or before the Effective Date by the Debtors. Payments after the Effective Date shall be made as required by statute and shall be paid by the Reorganized Debtors.

Section 3.5 Professional Fees

     (a) On or as soon as reasonably practicable after the Effective Date, Eddie Bauer Holdings shall establish the Professional Fee Reserve.

     (b) Eddie Bauer Holdings shall pay Professionals who are entitled to allowance of fees and reimbursement of expenses as of the Effective Date from the Professional Fee Reserve in accordance with this Section 3.5.

     (c) The Bankruptcy Court must rule on each request for payment of Professional Fees before the fees will be paid, except as such fees have been paid pursuant to the Interim Compensation Order. For all Professional Fees, the Professional in question must File and serve a properly noticed fee application and the Bankruptcy Court must rule on the application. Only the amount of fees allowed by the Bankruptcy Court will be required to be paid under this Plan; provided that nothing herein shall be deemed a waiver by the Professionals of the unpaid portions of their Allowed but unpaid Professional Fee Claims.

     (d) Except as otherwise provided by a Bankruptcy Court order for a specific Professional, Professionals or other entities requesting compensation or reimbursement of expenses pursuant to sections 327, 328, 330, 331, 363, 503(b) and/or 1103 of the Bankruptcy Code for services rendered prior to the Effective Date must File and serve, pursuant to the notice provisions of the Interim Compensation Order and the Bankruptcy Code, an application for final allowance of compensation and reimbursement of expenses no later than forty-five (45) days after the Effective Date. All such applications for final allowance of compensation and reimbursement of expenses will be subject to the authorization and approval of the Bankruptcy Court. Holders of Administrative Claims (including Professionals) requesting compensation or reimbursement of expenses that do not File such requests by the applicable bar date shall be forever barred from asserting such claims against the Debtors, the Reorganized Debtors, the Creditor Trust Debtors, Eddie Bauer Holdings, or their successors, their assigns or their property, or the Creditor Trust or the Trustees. Any objection to Professional Fee Claims shall be written and Filed on or before the fifteenth
(15th) day after the date such application for final compensation or reimbursement has been Filed.

     (e) Notwithstanding anything herein to the contrary, following the occurrence of the Effective Date, Professionals shall be authorized to retain any funds held on retainer for payment of fees and expenses authorized to be paid pursuant to this Plan, including fees and expenses approved by the Bankruptcy Court in connection with such Professionals' final applications for allowance of compensation and reimbursement of expenses. Thereafter (i) Shearman & Sterling LLP, counsel for the Debtors, shall be authorized to continue to hold a retainer in the amount of $75,000 until the earlier of (a) six months after the Effective Date or (b) entry of the Final Decree and shall be authorized without further order of the Bankruptcy Court to apply such retainer to fees and expenses incurred in connection with services rendered on behalf of the Debtors, the Reorganized Debtors, Eddie Bauer Holdings or the Creditor Trust Debtors on or after the Effective Date, and (ii) all Professionals shall return the unapplied balance of any retainer to Eddie Bauer Holdings within sixty (60) days of the Effective Date.

     (f) Following dissolution of the Creditors' Committee, the Creditor Trust shall be deemed a party in interest with respect to all requests for Professional Fees pursuant to this Section 3.5 and may, at the Managing Trustee's discretion, prosecute an objection or otherwise participate with respect to all matters governed by this Section 3.5.

     (g) Subject to the provisions of this Plan, all reasonable fees for services rendered on behalf of the Debtors and the Reorganized Debtors in connection with the Chapter 11 Cases and this Plan after the Effective Date shall be paid by Eddie Bauer Holdings after the submission of a monthly fee statement with service upon the Managing Trustee, and the Creditor Trust; provided that no written objections are received within ten (10) days of such service. If no written objections are received, Eddie Bauer Holdings shall be authorized to pay such amounts requested without further Bankruptcy Court authorization. If objections are received and such objections are not capable of being resolved between the parties in a timely manner, the Bankruptcy Court shall reserve jurisdiction to resolve such disputes.

     (h) To the extent that there is surplus Cash in the Professional Fee Reserve after Eddie Bauer Holdings has satisfied all Professional Fees approved by the Bankruptcy Court in accordance with this Section 3.5 and there are no outstanding requests for allowance of Professional Fees before the Bankruptcy Court, Eddie Bauer Holdings shall transfer such surplus Cash to the Creditor Trust within ten (10) days from the date that Eddie Bauer Holdings determines there is such surplus Cash.

Section 3.6 Priority Tax Claims

          Each Allowed Priority Tax Claim shall be paid by Eddie Bauer Holdings or the Reorganized Debtors, or if Allowed after the Effective Date, by the Creditor Trust, in full, in Cash, upon the later of (i) the Effective Date, (ii) the date upon which there is a Final Order allowing such Allowed Priority Tax Claim, (iii) the date such an Allowed Priority Tax Claim would have been due and payable if the Chapter 11 Cases had not been commenced, or (iv) as may be agreed upon between the Holder of such Allowed Priority Tax Claim and the Debtors; provided, however, that (a) Eddie Bauer Holdings, the Reorganized Debtor or the Creditor Trust, as applicable, may, at its option, in lieu of payment in full of an Allowed Priority Tax Claim on the Effective Date, make Cash payments on account of such Allowed Priority Tax Claim, deferred to the extent permitted pursuant to section 1129(a)(9)(C) of the Bankruptcy Code and, in such event, interest shall be paid on the unpaid portion of such Allowed Priority Tax Claim at a rate to be agreed upon by the Debtors and the applicable Governmental Unit or as determined by the Bankruptcy Court; (b) in the event an Allowed Priority Tax Claim may also be classified as an Allowed Secured Claim, Eddie Bauer Holdings, the Reorganized Debtor or the Creditor Trust, as applicable, may, at its option, elect to treat such Allowed Priority Tax Claim as an Allowed Class 2 Other Secured Claim; and (c) any Allowed Priority Tax Claims subject to section
18.2 of the CCAA shall be paid in full within six (6) months of the date the Canadian Confirmation Order is entered on the docket maintained by the Canadian Court.

                                   ARTICLE IV

                         CLASSIFICATION AND TREATMENT OF
                     CLASSIFIED CLAIMS AND EQUITY INTERESTS

Section 4.1 Summary

          The classes listed below classify Claims and Equity Interests (other than Administrative Claims and Priority Tax Claims) for all purposes, including voting, Confirmation and Distribution pursuant to this Plan and pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code. A Claim or Equity Interest shall be deemed classified in a particular Class only to the extent that the Claim or Equity Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Equity Interest qualifies within the description of such different Class. A Claim or Equity Interest is in a particular Class only to the extent that such Claim or Equity Interest is Allowed in that Class and has not been paid, released or otherwise settled prior to the Effective Date.

          The classification of Claims and Equity Interests against the Debtors pursuant to this Plan is as follows:

CLASS     CLAIM                      STATUS       VOTING RIGHTS
-----     -----                      ------       -------------
Class 1   Groveport Secured Claims   Unimpaired   Not entitled to vote

Class 2   Other Secured Claims       Unimpaired   Not entitled to vote

Class 3   Non-Tax Priority Claims    Unimpaired   Not entitled to vote

Class 4   General Unsecured Claims   Impaired     Entitled to vote

Class 5   Convenience Claims         Impaired     Entitled to vote

Class 6   Class 6 Equity Interests   Impaired     Not entitled to vote
                                                  (deemed to have rejected
                                                  Plan under the Bankruptcy
                                                  Code)

Section 4.2 Class 1 - Groveport Secured Claims

     (a) Classification: Class 1 consists of the Allowed Groveport Secured Claims against the Debtors in the amount of $56.0 million.

     (b) Treatment: The Holders of the Allowed Class 1 Claims shall receive, on account thereof, on the Effective Date, Cash in the aggregate amount of $56.0 million, to be apportioned on account of the Groveport Secured Claims in the respective amounts set forth in the next sentence (except, solely with respect to any particular Holder of any Allowed Class 1 Claim, to the extent that such Holder agrees to less favorable treatment thereof). The amounts to be received by each Holder of Groveport Secured Claims shall be distributed on the Effective Date as follows: (i) $28.0 million to Deutsche Bank AG New York Branch and/or Cayman Islands Branches, for payment on account of the obligations of the Debtors under the term loan agreement among certain of the Debtors and Deutsche Bank AG New York and/or Cayman Islands Branches, and (iii) $28.0 million to Norddeutsche Landesbank Girozentrale, for payment on account of the obligations of the Debtors under the term loan agreement among certain of the Debtors and Norddeutsche Landesbank Girozentrale.

     (c) Voting: Class 1 is an Unimpaired Class and Holders of Class 1 Claims are, therefore, not entitled to vote to accept or reject this Plan and shall be deemed to have conclusively accepted this Plan.

Section 4.3 Class 2 - Other Secured Claims

     (a) Classification: Class 2 consists of Secured Claims against the Debtors other than the Class 1 Secured Claims.

     (b) Treatment: Each Holder of an Allowed Class 2 Claim shall receive, on account thereof, on the Effective Date, either (i) the return of such Assets on which the Holder has a senior perfected and indefeasible Lien or security interest or (ii) Cash equal to the Allowed amount of such Class 2 Claim except to the extent that any Holder of an Allowed Class 2 Claim agrees to less favorable treatment thereof.

     (c) Voting: Class 2 is an Unimpaired Class and Holders of Class 2 Claims are, therefore, not entitled to vote to accept or reject this Plan and shall be deemed to have conclusively accepted this Plan.

Section 4.4 Class 3 - Non-Tax Priority Claims

     (a) Classification: Class 3 consists of Holders of Priority Claims specified under section 507(a) of the Bankruptcy Code other than Priority Tax Claims.

     (b) Treatment: On the Effective Date, each Holder of an Allowed Class 3 Claim shall be entitled to receive, on account thereof, Cash equal to the Allowed amount of such Priority Claim, except to the extent that any Holder of an Allowed Class 3 Claim agrees to less favorable treatment thereof.

     (c) Voting: Class 3 is an Unimpaired Class and Holders of Class 3 Claims are not entitled to vote to accept or reject this Plan and shall be deemed to have conclusively accepted this Plan.

Section 4.5 Class 4 - General Unsecured Claims

     (a) Classification: Class 4 consists of the General Unsecured Claims other than the Convenience Claims.

          Treatment: Each Holder of an Allowed Class 4 General Unsecured Claim shall be entitled to receive, on account of such Allowed General Unsecured Claim, Distributions in an aggregate amount equal to such Holder's Pro Rata Share of (i) 100% of the Eddie Bauer Holdings Common Stock, subject to Dilution, (ii) the Class 4 Distributable Cash, (iii) the Cash Settlement Payment, (iv) the

          Creditor Trust Interests, and (v) either (a) the Senior Facility Proceeds or (b) the Creditor Notes; provided, however, that (x) each Holder of an Otto KG Goods Unsecured Claim shall not receive any Distribution on account of the Cash Settlement Payment; and (y) notwithstanding the foregoing, each Holder of an SHI Unsecured Claim shall only be entitled to receive Cash equal to not less than 2.3% of such Claim, with the ultimate amount of such Distribution to be determined by the Debtors based on the distributions on General Unsecured Claims that would have been made by Spiegel, Inc. if it were not substantively consolidated with the other Debtors, and without regard to the Cash Settlement Payment.

     (b) Voting: Holders of Class 4 Claims are Impaired and therefore are entitled to vote to accept or reject this Plan.

Section 4.6 Class 5 - Convenience Claims

     (a)  Classification: Class 5 consists of all Convenience Claims.

     (b) Treatment: Each Holder of an Allowed Claim in Class 5 shall receive, on the Effective Date, Cash in an amount equal to one-hundred percent (100%) of the Allowed amount of its Convenience Claim.

     (c) Voting: Holders of Class 5 Claims are Impaired and therefore are entitled to vote to accept or reject this Plan.

Section 4.7 Class 6 - Class 6 Equity Interests

     (a) Classification: Class 6 consists of all Equity Interests in Spiegel, Inc. and all Claims arising from the rescission of a purchase or sale of a security of a Debtor or for damages arising from the purchase or sale of such a security, including but not limited to the Claim asserted in these Cases on behalf of "Purchasers of Class A Non-Voting Common Stock of Spiegel, Inc. between February 1, 1999 to June 4, 2002, inclusive", as set forth in Claim Number 2971 (collectively, the "Class 6 Equity Interests").

     (b) Treatment: All Equity Interests in Spiegel, Inc. shall be cancelled on the Effective Date and Holders of Class 6 Equity Interests shall not receive or retain any property or Distributions under this Plan.

     (c) Voting: Class 6 Equity Interests will receive no Distribution under this Plan and are, therefore, deemed to have rejected this Plan. Accordingly, Class 6 Equity Interests are not entitled to vote to accept or reject this Plan.

                                    ARTICLE V

                         ACCEPTANCE OR REJECTION OF PLAN

Section 5.1 Voting Classes

          Each Holder of a Claim in Class 4 or Class 5 shall be entitled to vote to accept or reject this Plan. Only those votes properly cast by Holders of Allowed Claims at the time the vote on this Plan is solicited shall be counted in determining whether acceptances have been received sufficient in number and amount to obtain Confirmation. Class 6 is conclusively deemed to have rejected this Plan and is not entitled to vote on this Plan. Classes 1, 2, and 3 are conclusively deemed to have accepted this Plan and are not entitled to vote on this Plan.

Section 5.2 Acceptance by Class of Creditors

          Under the Bankruptcy Code, an Impaired Class of Holders of Claims shall have accepted this Plan if this Plan is accepted by at least two-thirds (? ) in dollar amount and more than one-half (1/2) in number of the Allowed Claims of such Class that have voted to accept or reject this Plan.

Section 5.3 Cramdown

          If all applicable requirements for Confirmation are met as set forth in sections 1129(a)(1) through (13) of the Bankruptcy Code, except subsection
(8) thereof, the Debtors intend to request that the Bankruptcy Court confirm this Plan in accordance with section 1129(b) of the Bankruptcy Code, notwithstanding the failure to satisfy the requirements of section 1129(a)(8), on the basis that this Plan is fair and equitable and does not discriminate unfairly with respect to each class of Claims that is Impaired under, and has not accepted, this Plan.

                                   ARTICLE VI

                             EFFECT OF CONFIRMATION

Section 6.1 Reorganized Debtors and Creditor Trust Debtors as Separate Corporate Entities; Vesting and Revesting

          The Debtors shall continue to exist after the Effective Date, with each Reorganized Debtor and Creditor Trust Debtor being a separate corporate entity with all the powers of a corporation or limited liability company under applicable law, as the case may be, without prejudice to any right to terminate such existence (whether by merger or otherwise) under applicable law on or after the Effective Date. Except as otherwise provided in this Plan, pursuant to sections 1123(a)(5) and 1141 of the Bankruptcy Code (i) the Equity Interests in or common stock of Eddie Bauer, Inc., Financial Services Acceptance Corporation and Spiegel Acceptance Corporation shall vest in Eddie Bauer Holdings or its successor, (ii) the Equity Interests in Distribution Fulfillment Services, Inc.
(DFS) and Spiegel Group Teleservices-Canada, Inc. shall vest in Reorganized Eddie Bauer, (iii) the Equity Interests in each of the Debtors that becomes a Creditor Trust Debtor, S.I. Reinsurance Limited, East Coast Collection

Agency, Inc., Spiegel Credit Corporation III, First Consumers National Bank, The Spiegel Foundation, Spiegel Cares, Spiegel General Service, LLC and Together Retail U.S.A., Inc. shall vest in the Creditor Trust, (iv) all the Assets of the Debtors that will become Reorganized Debtors shall vest in each Reorganized Debtor or its successor, free and clear of all Claims, Liens, charges, encumbrances and interests of Creditors and Holders of Equity Interests on the Effective Date, (v) all property comprising the Estates of each Debtor that will become a Creditor Trust Debtor (other than the Creditor Trust Rights of Action) shall vest in such Creditor Trust Debtor, and (vi) the Creditor Trust Rights of Action shall vest in the Creditor Trust, in each case free and clear of all Claims, Liens, charges, encumbrances and interests of Creditors and Holders of Equity Interests on the Effective Date. As of the Effective Date, Eddie Bauer Holdings, the Reorganized Debtors, and the Creditor Trust Debtors may operate their businesses and use, acquire and dispose of property, and settle and compromise Claims or Equity Interests without the supervision or approval of the Bankruptcy Court and free and clear of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by this Plan or the Confirmation Order.

Section 6.2 Binding Effect

          Except as otherwise expressly provided in this Plan, on and after the Effective Date, this Plan and all exhibits thereto shall bind all Holders of Claims and Equity Interests.

Section 6.3 Corporate Action

          Each of the matters provided for under this Plan involving any corporate action to be taken or required by the Debtors shall, as of the Effective Date, be deemed to have occurred and be effective as provided herein, and shall be authorized and approved in all respects without any requirement of further action by stockholders, officers, directors or members of any of the Debtors.

Section 6.4 Dissolution of Creditors' Committee; Plan Oversight Committee

     (a) On the Effective Date, the Creditors' Committee shall dissolve and members shall be released and discharged from all rights and duties arising from, or related to, the Chapter 11 Cases.

     (b) On the Effective Date, the Plan Oversight Committee shall be created. The Plan Oversight Committee shall have the right to direct and control the Trustees with respect to the liquidation of the Creditor Trust Assets, prosecution, settlement and abandonment of the Creditor Trust Rights of Action and the prosecution and resolution of claims pursuant to the terms of this Plan as provided in the Creditor Trust Agreement. Persons who served as Professionals to the Creditors' Committee prior to the Effective Date may also continue to serve as professionals to the Plan Oversight Committee and/or the Trustees, and the fees of such professionals shall be paid by the Creditor Trust. The Plan Oversight Committee shall consist of any member of the Creditors' Committee that notifies the counsel to the Creditors' Committee in writing no later than ten
(10) days prior to the Confirmation Hearing of its intention to serve on the Plan Oversight Committee. The Plan Oversight Committee shall be dissolved upon the termination of the Creditor Trust. In the event of the resignation of a member of the Plan Oversight Committee, the remaining members may, but need not, designate a successor from among the Holders of Allowed General Unsecured Claims other than the Allowed Class 4 Claims described in Section 2.4 of this Plan. Unless and until such vacancy is filled, the Plan Oversight Committee shall function with such reduced membership. Neither the Plan Oversight Committee nor any of its members, nor any of its employees, professionals or agents, shall in any way be liable for any acts or for any acts of any of its members, except for acts constituting willful misconduct or gross negligence, in the performance of their duties as members of the Plan Oversight Committee. The Creditor Trust shall indemnify and hold harmless the Plan Oversight Committee, its members, and its professionals (each an "Indemnified Person") from and against any and all liabilities, expenses, claims, damages or losses (collectively, "Losses") arising out of the Creditor Trust Agreement or their capacities as members or agents for the Plan Oversight Committee except for Losses arising as a direct result of such Indemnified Person's willful misconduct or gross negligence.

Section 6.5 Late Claims

          In accordance with the Bar Date Order, unless otherwise specifically ordered by the Bankruptcy Court, any Entity that was required to but did not File a proof of claim in respect of a Claim in compliance with the procedures and deadlines established by the Bar Date Order shall not be treated as a Creditor with respect to such Claim for the purposes of voting and Distributions under this Plan.

                                   ARTICLE VII

                           IMPLEMENTATION OF THIS PLAN

Section 7.1 Substantive Consolidation of the Debtors

     (a) Entry of the Confirmation Order shall constitute the approval, pursuant to section 105(a) of the Bankruptcy Code, effective as of the Effective Date, of the substantive consolidation of the Debtors for all purposes related to this Plan, including for purposes of voting, Confirmation, and Distribution. On and after the Effective Date and except with respect to SHI Unsecured Claims, (i) all assets and liabilities of the Debtors shall be treated as though they were merged, (ii) no Distributions shall be made under this Plan on account of any Claim held by any Debtor against any other Debtor, (iii) all guarantees of any Debtor of any obligation of any other Debtor shall be eliminated so that any Claim against any Debtor and any guarantee thereof expected by any other Debtor and any joint or several liability of any of the Debtors shall be one obligation of the Debtors, and (iv) each and every Claim Filed or to be Filed against any of the Debtors shall be deemed Filed against the Debtors, and shall be one Claim against and an obligation of the Debtors.

     (b) The substantive consolidation effected pursuant to Section 7.1(a) of this Plan shall not (other than for purposes related to funding Distributions under this Plan and as set forth above in this Section 7.1) affect: (i) the legal and organizational structure of the Debtors (which structures will be reorganized in the manner set forth in Section 7.7 of this Plan), (ii) defenses to any Right of Action or requirements for any third party to establish mutuality in order to assert a right of setoff, (iii) Distributions out of any insurance policies or proceeds of such policies, and (iv) the obligation of any Debtor, Reorganized Debtor, or Creditor Trust Debtor to pay quarterly fees to the Office of the U.S. Trustee pursuant to 28 U.S.C. Section 1930(a)(6) until such time as such Debtor's particular case is closed, dismissed or converted.

Section 7.2 Cash Settlement Payment

          SHI or its designee shall pay the Cash Settlement Payment to the Debtors on the Effective Date.

Section 7.3 Cancellation of Intercompany Claims

          On the Effective Date, all Intercompany Claims shall be eliminated and extinguished.

Section 7.4 Cancellation of Notes, Instruments, Common Stock and Stock Option

          On the Effective Date, except to the extent provided otherwise in this Plan or the Confirmation Order, and provided that the treatments provided for herein and the Distributions contemplated by Article IV of this Plan are made and transactions in Section 7.7 of this Plan are consummated (i) all notes, instruments, certificates, guaranties and other documents evidencing Claims in any of the Debtors and all Equity Interests in Spiegel, Inc. shall be cancelled and deemed terminated; (ii) all Equity Interests in Spiegel, Inc. shall be cancelled and deemed terminated; and (iii) all options, warrants, conversions, privileges or other legal or contractual rights to acquire any Equity Interests in any of the Debtors shall be cancelled and deemed terminated.

Section 7.5 Eddie Bauer Holdings Working Capital Facility

          On the Effective Date, or as soon as practicable thereafter, Eddie Bauer Holdings shall enter into definitive documentation with respect to the $150 million Working Capital Facility with the respective lender(s) thereunder. The Working Capital Facility shall be secured by a first Lien on certain of the assets of Eddie Bauer Holdings. The principal terms and conditions with respect to such financing arrangements shall be Filed by the Debtors as a component of the Plan Supplement.

Section 7.6 Eddie Bauer Holdings Senior Debt Facility or Creditor Notes

     (a) On the Effective Date, or as soon as practicable thereafter, Eddie Bauer Holdings shall enter into definitive documentation with respect to the $300 million Senior Debt Facility with the respective lender(s) thereunder. The principal terms and conditions with respect to such financing arrangements shall be included in the Plan Supplement; provided, however, that Eddie Bauer Holdings may, in consultation with the Creditors' Committee, elect not to enter definitive documentation with respect to the Senior Debt Facility if it makes a determination that then existing market conditions are such that entering into the Senior Debt Facility would not be favorable to Eddie Bauer Holdings or in the best interests of Eddie Bauer Holdings and its shareholders. In the event that Eddie Bauer Holdings enters into definitive documentation with respect to the Senior Debt Facility, then, on the Effective Date, Eddie Bauer Holdings shall borrow funds thereunder, which funds shall be distributed to Holders of Allowed General Unsecured Claims.

     (b) In the event that Eddie Bauer Holdings elects, after consultation with the Creditors' Committee and after making the determination described in Section 7.6(a) of this Plan, not to enter into definitive documentation with respect to the Senior Debt Facility, then, on the date of the Initial Distribution, Eddie Bauer Holdings shall issue $300 million of Creditor Notes to certain Holders of Allowed Class 4 Claims pursuant to Section 4.5(a) of this Plan and the Creditor Trust to be held in the Disputed Claims Reserve, in each case in accordance with the terms of the Plan. If the Creditor Notes are issued pursuant to this Section 7.6, then Eddie Bauer Holdings shall use commercially reasonable efforts to refinance the Creditor Notes as soon as practicable after the date of the Initial Distribution.

Section 7.7 Restructuring Transactions

     (a) On the Effective Date, the following transactions shall be effectuated:
(i) Spiegel, Inc. shall form a Delaware corporation named "Eddie Bauer Holdings, Inc." to serve as the holding company for the Reorganized Debtors and certain non-debtor subsidiaries of Spiegel, Inc.; (ii) Spiegel, Inc. shall transfer 100% of its ownership interest in Eddie Bauer, Inc., Financial Services Acceptance Corporation, and Spiegel Acceptance Corporation to Eddie Bauer Holdings; (iii) Spiegel, Inc. shall transfer 100% of its ownership interest in Distribution Fulfillment Services, Inc. (DFS) and Spiegel Group Teleservices-Canada, Inc. to Eddie Bauer, Inc.; (iv) a Delaware limited liability company named "Eddie Bauer Information Technology, LLC" shall be formed by and as the wholly owned subsidiary of Eddie Bauer, Inc.; (v) Spiegel Management Group, Inc. shall transfer all of its Assets that do not comprise or support its information services capability to Spiegel, Inc.; (vi) Spiegel Management Group, Inc. shall merge with and into Eddie Bauer Information Technology, LLC, with Eddie Bauer Information Technology, LLC surviving; (vii) Spiegel, Inc. shall transfer 100% of its ownership interest in the Creditor Trust Debtors and in each of Spiegel, Inc.'s non-Debtor subsidiaries that are not transferred to Eddie Bauer Holdings (including, but not limited to, First Consumers National Bank) to the Creditor Trust; and (viii) upon the cancellation of the Spiegel, Inc. Equity Interests on the Effective Date, 100% of the common stock of reorganized Spiegel, Inc. shall be distributed to the Creditor Trust. Furthermore, on the Effective Date, the Debtors will waive and release any and all claims they may hold against the Debtors' direct and indirect non-Debtor subsidiaries other than First Consumers National Bank and First Consumers Credit Corporation; provided, however, that such waiver and release is not intended to, and shall not, release any other Entities or Persons, including the Excluded Defendants, of any liability, including any liability for any alleged acts and omissions relating to the Debtors. The Debtors, the Debtors' direct and indirect non-debtor subsidiaries, the Creditors' Committee, and the successors or assignees of any of them expressly reserve all of their respective rights to assert claims which are not being released pursuant to this Plan.

     (b) On or as of the Effective Date, with the prior approval of the Creditors' Committee, the Debtors may, notwithstanding any other transactions described in this Section 7.7, (i) cause any or all of the Debtors to be merged into one or more of the Debtors, dissolved, or otherwise consolidated, (ii) cause the transfer of assets between or among the Debtors, or (iii) engage in any other transaction in furtherance of this Plan. Any such transaction shall be


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

effective as of the Effective Date pursuant to the Confirmation Order without any further action by the stockholders or directors of any of the Debtors, the Reorganized Debtors or the Creditor Trust Debtors. The Debtors may utilize this provision to merge, dissolve, or otherwise consolidate certain of their companies, including, but not limited to, numerous Debtor entities involved in the Debtors' Eddie Bauer business, and transfer certain executory contracts, unexpired leases, and other assets to Eddie Bauer Holdings or the Reorganized Debtors. A list of the subsidiaries that will be merged or dissolved will be included in the Plan Supplement.

     (c) On the Effective Date, Eddie Bauer Holdings shall issue the Securitization Note to the Creditor Trust.

Section 7.8 Violations of Claims Trading Order

          In the event that any person or group of persons is in violation of the Trading Order and such person or group of persons, but for the application of this Section 7.8, would become a "5% shareholder" (within the meaning of section 382 of the Tax Code and the Treasury Regulations promulgated thereunder) of Eddie Bauer Holdings as a result of the implementation of this Plan, such person(s) (and, to the extent necessary, any other person whose ownership would be attributed to any such person for purposes of section 382 of the Tax Code) shall not be entitled to and shall not receive distributions of Eddie Bauer Holdings Common Stock pursuant to this Plan (i) in excess of 1.425 million (1,425,000) shares of Eddie Bauer Holdings Common Stock, if such violation was a failure to notify the Debtors of ownership of 61 million dollars ($61,000,000) or more of Claims, or (ii) in respect of any Claims acquired in violation of the Trading Order. If the Debtors or Eddie Bauer Holdings only become aware of such circumstances after the Distribution Notification Date, then, except as provided below, no Distribution shall be made in lieu of the Eddie Bauer Holdings Common Stock that is not distributable by reason of this Section 7.8.

Section 7.9 Creation of the Creditor Trust

     (a) On the Effective Date, (i) the Creditor Trust shall be created and established by the execution and delivery of the Creditor Trust Agreement and any other necessary action, subject to the provisions of this Plan, and (ii) the Creditor Trust Assets shall be transferred to the Creditor Trust, free of all Claims, Liens and interests, including, without limitation, escrows, charges, pledges, encumbrances and/or security interests of any kind; provided, however, that the property comprising the Disputed Claims Reserve shall be transferred to the Creditor Trust on the date of the Initial Distribution pursuant to Section 9.2(b) of this Plan. The costs and expenses incurred by the Creditor Trust on and after the Effective Date shall be paid from the Creditor Trust Operating Expense Fund. The Creditor Trust shall be terminated and dissolved without further action by the Trustees five (5) years from the Effective Date; provided, however, that, if warranted by the facts and circumstances and subject to the entry of a Final Order upon a finding by the Bankruptcy Court that an early termination of the Creditor Trust is appropriate or that an extension of the term of the Creditor Trust is necessary to the liquidating purpose of the Creditor Trust, the term of the Creditor Trust may be terminated early or may be extended for a finite term based on the particular facts and circumstances. For any such extension, entry of a Final Order must be obtained within six (6) months of the beginning of the extended term.

     (b) As of the Effective Date the Creditor Trust shall be responsible for:
(i) filing, prosecuting and settling the Creditor Trust Rights of Action; (ii) making Distributions, after the Initial Distributions are made, to Holders of Allowed Claims (other than Administrative Claims) in the manner described in this Plan and the Creditor Trust Agreement; (iii) settling, resolving, and objecting to all Disputed Claims and Unresolved Claims (other than Administrative Claims) and making Distributions to all Holders of any such Claims that become Allowed Claims; (iv) filing any 2004 and 2005 federal and state tax returns and pursuing any federal and state tax refunds for the Creditor Trust Debtors that are necessary or appropriate; (v) preserving certain documents that may be necessary to respond to requests from Governmental Units; and (vi) holding, managing, overseeing, protecting, administering, selling, liquidating, transferring, prosecuting, resolving, settling or otherwise disposing of the Creditor Trust Assets. The Creditor Trust shall have the authority without further Bankruptcy Court approval to liquidate any unliquidated Creditor Trust Assets, to hire counsel, other professional advisors and consultants and to pay the fees and expenses of such Persons, to pursue any preserved Creditor Trust Rights of Action, and otherwise to take such other actions as shall be necessary to administer the Creditor Trust Assets. The Creditor Trust shall be substituted as successor to the Debtors (i) in all actions and proceedings pending or thereafter commenced in the Bankruptcy Court or elsewhere in respect of the Creditor Trust Assets, (ii) in all actions and proceedings pending or thereafter commenced in the Bankruptcy Court with respect to Disputed Claims and Unresolved Claims (other than Administrative Claims), and
(iii) in any agreement in respect of the Creditor Trust Assets. The Creditor Trust shall dissolve Spiegel, Inc. no later than six (6) months after the Effective Date. The Managing Trustee shall be authorized and empowered to complete and execute on behalf of the Creditor Trust Debtors any document necessary to carry out the provisions of the this Plan, including, but not limited to, executing state and/or federal tax returns.

     (c) The Creditor Trust Interests are not transferable by any Beneficiary except (i) to any corporation, partnership or other entity of which such Beneficiary beneficially owns a majority of the equity interests; (ii) to any Person or entity that owns, directly or indirectly, a majority of the equity interests of such Beneficiary; or (iii) upon the death of a Beneficiary (by will or pursuant to the law of intestacy) or otherwise by operation of the law.

     (d) The Creditor Trust is intended to be classified for U.S. federal income tax purposes as a "liquidating trust" within the meaning of U.S. Treasury Regulation section 301.7701-4(d), and the Plan, the Creditor Trust and the Disclosure Statement are intended to comply with the advance-ruling guidelines contained in Rev. Proc. 94-45, 1994-2 C.B. 684.

               (i) The transfers by the Creditor Trust Debtors of Creditor Trust Assets to the Creditor Trust will be treated for all federal income tax purposes as a distribution of the Creditor Trust Assets directly to the Creditors at the time of creation of the Creditor Trust, followed by the immediate transfer by the Creditors of the Creditor Trust Assets to the Creditor Trust in exchange for beneficial interests in the Creditor Trust. Creditors will be treated as the grantors and direct owners of a specified undivided interest in the Creditor Trust Assets for all U.S. federal income tax purposes.

               (ii) The Managing Trustee will file all returns for the Creditor Trust as a grantor trust pursuant to U.S. Treasury Regulation section 1.671-4(a) (or successor provisions).

The Managing Trustee will provide to the Creditors an annual statement that will list items of income, deduction and credit applicable to the Creditor Trust in the taxable year. The Managing Trustee will comply with all withholding and reporting requirements imposed on it by any governmental unit, and all distributions pursuant to this Plan will be subject to such withholding and reporting requirements. As soon as practicable after the Effective Date, but in no event later than thirty (30) days after the Effective Date, the Managing Trustee will determine the valuations of the transferred property, such valuations will be used for all U.S. federal income tax purposes, and all Creditors shall be bound by such valuations.

               (iii) From and after the Effective Date and until such time as all Disputed Claims or Unresolved Claims for which property is held in the Disputed Claims Reserve (collectively, the "Section 7.9 Disputed Claims") are resolved, a portion of the assets of the Creditor Trust will be retained on account of such claims and, as discussed below, will be treated for federal income tax purposes as if held in a separate trust (the "Separate Trust"). Absent definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the issuance of applicable Treasury regulations, the receipt by the Managing Trustee of a private letter ruling if the Managing Trustee so requests one (or the receipt of an adverse determination by the IRS upon audit if not contested by the Managing Trustee), the Managing Trustee will:

          (1) treat all the assets of the Creditor Trust allocable to, or retained on account of, the Section 7.9 Disputed Claims, as held in the Separate Trust for federal income tax purposes, consisting of separate and independent shares to be established in respect of each disputed claim, in accordance with the trust provisions of the Tax Code (section 641 et seq. of the Tax Code);

          (2) treat as a taxable income or loss of the Separate Trust with respect to any given taxable year the portion of the taxable income or loss of the Creditor Trust that would have been allocated to the holders of such Section 7.9 Disputed Claims had such claims been allowed on the Effective Date (but only for the portion of the taxable year with respect to which such claims are unresolved);

          (3) treat as a distribution from the Separate Trust any increased amounts distributed by the Creditor Trust as a result of any
               Section 7.9 Disputed Claim against Spiegel being resolved earlier in the taxable year, to the extent such distribution related to taxable income or loss of the Separate Trust determined in accordance with the provisions hereof; and

          (4) to the extent permitted by applicable law, report consistently for state and local income tax purposes.

     (e) The Managing Trustee shall be responsible for payments, out of the Creditor Trust Assets, of any taxes imposed on the Creditor Trust or the Creditor Trust Assets, including the Disputed Claims Reserve. In the event, and to the extent, any Cash retained on account of Section 7.9 Disputed Claims in the Disputed Claims Reserve is insufficient to pay the portion of any such taxes attributable to the taxable income arising from the assets allocable to, or retained on account of, Section 7.9 Disputed Claims, such taxes shall be (i) reimbursed from any subsequent Cash amounts retained on account of Section 7.9 Disputed Claims, or (ii) to the extent such Section 7.9 Disputed Claims have subsequently been resolved, deducted from any amounts distributable by the Managing Trustee as a result of the resolutions of such Section 7.9 Disputed Claims.

     (f) The Managing Trustee may request an expedited determination of taxes of the Creditor Trust, including the Section 7.9 Disputed Claims Reserve, under section 505(b) of the Bankruptcy Code for all returns filed for, or on behalf of, the Creditor Trust for all taxable periods through the dissolution of the Creditor Trust.

Section 7.10 The Trustees

     (a) Not later than ten (10) days prior to the Voting Deadline, the Creditors' Committee shall identify the Delaware Trustee and the Managing Trustee. The identities of the Delaware Trustee and the Managing Trustee shall be set forth in the Creditor Trust Agreement as part of the Plan Supplement. A Trustee, once appointed by the Creditors' Committee, shall act as a Trustee on behalf of the Creditor Trust to carry out its obligations and exercise its rights in accordance with, and subject to, this Plan, the Confirmation Order and the Creditor Trust Agreement. The Managing Trustee shall be initially compensated as set forth in the Creditor Trust Agreement (which compensation may be revised by the Creditor Trust with the consent of the Managing Trustee and the Plan Oversight Committee) and shall not be required to file a fee application to receive compensation. The Managing Trustee's compensation shall, however, be subject to the review and oversight of the Plan Oversight Committee. The Delaware Trustee shall be paid as set forth in the Creditor Trust Agreement. Such annual fee may be revised with the consent of the Delaware Trustee and the Plan Oversight Committee. Any objection to the appointment of a Trustee shall be raised at the Confirmation Hearing. The Confirmation Order shall state that without the permission of the Bankruptcy Court, no judicial, administrative, arbitral or other action or proceeding shall be commenced against either Trustee in its official capacity, with respect to its status, duties, powers, acts or omissions as a Trustee in any forum other than the Bankruptcy Court. The Trustees shall be vested with the rights, powers and benefits set forth in the Creditor Trust Agreement. The Trustees shall be subject to the directions of the Plan Oversight Committee as set forth in the Creditor Trust Agreement. Subject to the provisions of the Creditor Trust Agreement, the Trustees shall be entitled to hire such professionals as the Trustees may deem necessary to assist them in carrying out their duties, with the fees and expenses of such professionals to be borne by the Creditor Trust.

     (b) The Managing Trustee shall monitor the liquidation of the Creditor Trust Assets and the Managing Trustee shall make all personnel, books and records relating to the Creditor Trust available to the Plan Oversight Committee, upon written request. Any disputes concerning the administration of the Creditor Trust may be brought before the Bankruptcy Court for resolution.

     (c) All funds held by the Creditor Trust shall be invested in Cash or short-term, highly liquid investments that are readily convertible to known amounts of Cash as more particularly described in the Creditor Trust Agreement.

     (d) In accordance with this Plan, the Creditor Trust shall be authorized and empowered to pursue and prosecute, to settle, or to decline to pursue, the Creditor Trust Rights of Action, including all pending adversary proceedings and contested matters, whether or not such causes of action have been commenced prior to the Effective Date, and shall be substituted as the real party in interest in any such action, commenced by or against the Debtors, Debtors' Estates or the Creditors' Committee. The Creditor Trust may pursue or decline to pursue the Rights of Action and may settle, release, sell, assign, otherwise transfer or compromise such Rights of Action, in the Managing Trustee's business judgment, subject to the provisions of this Plan and the Creditor Trust Agreement, without Bankruptcy Court approval.

     (e) The Plan Oversight Committee may at any time remove either Trustee, as provided under the Creditor Trust Agreement. In the event of the death or incompetency (in the case of a Trustee that is a natural person), dissolution (in the case of a Trustee that is a corporation or other entity), bankruptcy, insolvency, resignation, or removal of the Trustee, the Plan Oversight Committee shall have the authority to appoint a successor trustee as set forth in the Creditor Trust Agreement.

Section 7.11 Release of Liens and Perfection of Liens

          Except as otherwise provided in this Plan or in any contract, instrument or other agreement or document entered into in connection with the consummation of this Plan: (i) each Holder of (a) a Secured Claim, (b) a Claim that is purportedly secured, and/or (c) a judgment, mechanics or similar Lien, shall on or immediately before the Effective Date: (x) turn over and release to the Debtors any and all property of the Debtors that secures or purportedly secures such Claim, as it pertains to the properties currently owned or leased by the Debtors, or such Liens shall automatically, and without further action by the Debtors, the Reorganized Debtors, or the Creditor Trust Debtors, be deemed released; and (y) execute such documents and instruments as the Debtors, the Reorganized Debtors, or the Creditor Trust Debtors request to evidence such Claim Holder's release of such property or Lien; and (ii) on the Effective Date, as set forth in Section 7.1 of this Plan, all right, title and interest in any and all property of the Debtors' Estates other than the Creditor Trust Assets shall be transferred to Eddie Bauer Holdings free and clear of all Claims and interests, including, without limitation, Liens, escrows, charges, pledges, encumbrances and/or security interests of any kind. No Distribution hereunder shall be made to or on behalf of any Claim Holder unless and until such Holder executes and delivers to the Debtors or Eddie Bauer Holdings, as the case may be, such release of Liens or otherwise turns over and releases such Cash, pledge, or other possessory Liens. Any such Holder that fails to execute and deliver such release of Liens within one hundred and twenty (120) days of the Effective Date shall be deemed to have no further Claim against the Debtors, the Reorganized Debtors, the Creditor Trust Debtors, the Creditor Trust or their assets or property in respect of such Claim and shall not participate in any Distribution hereunder. Notwithstanding the immediately preceding sentence, any such Holder of a Disputed Claim shall not be required to execute and deliver such release until such time as the Claim is Allowed or Disallowed. Notwithstanding the above or any other provision in this Plan, confirmation of this Plan shall not impair, release, modify or otherwise affect the liens, security interests and other rights of Expeditors International of Washington, Inc. ("Expeditors") under that certain Escrow Agreement dated August 30, 2002 among Expeditors, Eddie Bauer, Inc., and LaSalle Bank National Association (as amended on October 31, 2003, modified by that certain Agreement for

Continuation of Escrow Funds dated October 31, 2003 among Expeditors, Eddie Bauer, Inc., and Spiegel Catalog, Inc., and approved by the Bankruptcy Court by Order entered November 19, 2003), all of which liens, security interests and other rights shall remain in full force and effect with respect to Eddie Bauer, Inc.

Section 7.12 Corporate Governance, Directors and Officers, and Corporate Action

     (a) Amended and Restated Certificates of Incorporation. On or as soon as reasonably practicable after the Effective Date, each of the certificates of incorporation and bylaws for each of the Reorganized Debtors, unless dissolved on or as soon as practicable after the Effective Date, and the Creditor Trust Debtors shall be amended as necessary to satisfy the provisions of this Plan and the Bankruptcy Code, including, without limitation, the prohibition against the issuance of nonvoting equity securities set forth in section 1123(a) of the Bankruptcy Code (with respect to each entity, the "Amended Certificate of Incorporation and Bylaws"; and collectively, the "Amended Certificates of Incorporation and Bylaws"). After the Effective Date, each of the Reorganized Debtors and the Creditor Trust Debtors may amend, modify and restate its Amended and Restated Certificate of Incorporation and Bylaws as permitted by applicable law.

     (b) Eddie Bauer Holdings Certificate of Incorporation and Bylaws. The Eddie Bauer Holdings Certificate of Incorporation and the Eddie Bauer Holdings Bylaws shall contain provisions necessary (i) to prohibit the issuance of nonvoting equity securities as required by section 1123(a)(6) of the Bankruptcy Code, subject to further amendment of such certificates of incorporation and bylaws as permitted by applicable law, and (ii) unless the Debtors and the Creditors' Committee deem it unnecessary or inadvisable or make the determination in accordance with the last sentence of this Section 7.12(b), to impose restrictions on the direct or indirect purchase and transferability of the Eddie Bauer Holdings Common Stock or other equity of Eddie Bauer Holdings ("Eddie Bauer Holdings Equity") in order for Eddie Bauer Holdings to satisfy the requirements of section 382(l)(5) of the Tax Code, such that (A) no persons or "entity" may acquire or accumulate 4.75% or more (as determined under tax law principles covering the application of section 382 of the Tax Code) of the Eddie Bauer Holdings Equity and (B) no persons or entity owning directly or indirectly (as determined under such tax law principles) on the Effective Date, after giving effect to this Plan, 4.75% or more of the Eddie Bauer Holdings Equity may acquire additional shares of Eddie Bauer Holdings Equity or sell a specified percentage (the "Escrow Percentage", determined as set forth below) of its shares of Eddie Bauer Holdings Equity, which shares will be held in escrow pursuant to this Section 7.12(b), unless certain prescribed notice requirements are met by the proposed purchaser (and in the case of a proposed sale of shares in the Equity Escrow, as defined below, by the proposed seller) and Eddie Bauer Holdings has not objected within a specified period after receipt of the prescribed notice to the proposed transaction (such restrictions on the transferability and purchase of the Eddie Bauer Holdings Equity described under clause (ii) of this sentence, the "Equity Transfer Restrictions"). The Equity Transfer Restrictions (i) shall expire no earlier than January 1, 2008 absent a vote of the shareholders of Eddie Bauer Holdings to the contrary in accordance with applicable law or a determination pursuant to (iii) of this sentence; (ii) shall expire on January 4, 2009 unless the Board of Directors of Eddie Bauer Holdings in good faith determines that it is in the best interests of Eddie Bauer Holdings and its shareholders for the Equity Transfer Restrictions to expire as of an earlier date, but subject to clause (iii) of this sentence, not earlier than January 1, 2008; or (iii) may expire on any date after the Effective Date if the Board of Directors of Eddie Bauer Holdings in good faith determines that the requirements under section 382(l)(5) of the Tax Code will not be satisfied with respect to the ownership change occurring directly as a result of the consummation of this Plan. Eddie Bauer Holdings shall use good faith efforts to make the determination of whether a reasonable basis exists for taking the position that the requirements of section 382(l)(5) of the Tax Code have been satisfied, at the earliest date following the Effective Date, that adequate information regarding the ownership of Eddie Bauer Holdings Equity is reasonably available, and from time to time thereafter as additional information or developments relevant to its determination are reasonably available or occur. Any objection raised by Eddie Bauer Holdings on the purchase and transferability of shares of Eddie Bauer Holdings Equity described under clause (ii) in the first sentence of this paragraph shall be based on its reasonable assessment that allowing the proposed transaction to be consummated would jeopardize the use of substantial net operating loss carryovers or other tax attributes available to it; and any such objection by Eddie Bauer Holdings shall be subject to appeal to the appropriate court of competent jurisdiction, including but not limited to the Bankruptcy Court, for review under the same standard of reasonableness. Any transfer in violation of the above restrictions will be void ab initio and will be treated as having no effect. The Escrow Percentage shall be up to ten percent (10%) of Eddie Bauer Holdings Common Stock issued to persons or entities that will acquire 4.75% or more of Eddie Bauer Holdings Common Stock on the Effective Date, which shares will be held in escrow in order to effectuate the restrictions described above (the "Equity Escrow"); provided, however, that the Debtors and the Creditors' Committee may together elect to reduce the Escrow Percentage or eliminate the Equity Escrow entirely, and shall jointly file a notice with the Bankruptcy Court setting forth any such election not later than three (3) Business Days prior to the Effective Date. In the event that the Debtors and the Creditors' Committee determine that the requirements of section 382(l)(5) cannot be met without undue risk with the implementation of the Equity Transfer Restrictions and the Equity Escrow, (i) Eddie Bauer Holdings shall elect to not have section 382(l)(5) of the Tax Code to apply and therefore apply section 382(l)(6) of the Tax Code, (ii) the Eddie Bauer Holdings Bylaws shall not include the Equity Transfer Restrictions and the Equity Escrow, and
(iii) the Debtors and the Creditors' Committee shall jointly file a notice with the Bankruptcy Court with respect to the matters set forth in clauses (i) and
(ii) of this sentence not later than three (3) Business Days prior to the Effective Date.

     (c) Directors and Officers of the Reorganized Debtors. Subject to any requirement of Bankruptcy Court approval pursuant to section 1129(a)(5) of the Bankruptcy Code, as of the Effective Date, a total of nine (9) directors shall serve as the initial directors of Eddie Bauer Holdings (the "Initial Directors"). Eight (8) of the Initial Directors (the "Independent Directors") shall be nominated by the Creditors' Committee. The members of the board of directors will serve for a term of two (2) years (the "Initial Term") and the Amended and Restated Eddie Bauer Certificate of Incorporation shall provide that the Independent Directors cannot be removed without "cause" during their Initial Term. Pursuant to section 1129(a)(5) of the Bankruptcy Code, the Debtors will disclose, on or prior to the Confirmation Date, the identity and affiliations of any Person proposed to serve on the initial board of directors, board of managers or as the managing member, as applicable, of each of the Reorganized Debtors and the Creditor Trust Debtors or employed as an officer of the Reorganized Debtors, and, to the extent such Person is an insider, the nature of any compensation for such Person. The classification and composition of the board of directors or managing members, as appropriate, of each of the Reorganized Debtors and the Creditor Trust Debtors shall be consistent with the applicable Amended

Certificate of Incorporation and Bylaws. Each such director, officer and managing member shall serve from and after the Effective Date pursuant to the terms of the applicable Amended Certificate of Incorporation and Bylaws or other applicable constituent documents or law. Any directors, officers, or managing member of a Debtor that will not continue in such capacity after the Effective Date with the applicable Creditor Trust Debtor or Reorganized Debtor shall be deemed to have resigned from such positions without the need for any corporate action on the part of the Debtors or documentation of such resignations on the part of any party.

     (d) Corporate Action. On the Effective Date, all actions contemplated by this Plan shall be authorized and approved in all respects. On the Effective Date, all matters provided for in this Plan involving the corporate structure of the Debtors, or any of the Reorganized Debtors and Creditor Trust Debtors, and any corporate action required by the Debtors, the Reorganized Debtors, or the Creditor Trust Debtors in connection with this Plan, shall be deemed to have occurred and shall be in effect, without any requirement of further action by the security holders, officers, directors or members of the Debtors, the Reorganized Debtors, or the Creditor Trust Debtors. On the Effective Date, the appropriate officers of the Reorganized Debtors and the Creditor Trust Debtors, members of the boards of directors or boards of managers of the Reorganized Debtors and the Creditor Trust Debtors and the managing members, as applicable, of the Reorganized Debtors and the Creditor Trust Debtors are authorized and directed in the name of and on behalf of the Reorganized Debtors and the Creditor Trust Debtors to issue, execute, deliver, file or record the agreements, documents, contracts, securities, instruments, releases and other agreements, and take such other actions as may be necessary, to effectuate and further evidence the terms and conditions of this Plan. The Reorganized Debtors, the Creditor Trust Debtors, the Creditor Trust and the Managing Trustee are expressly authorized to sell or dispose of any and all unliquidated Assets and to pay all costs and expenses associated with such sale or disposition without further order of the Bankruptcy Court, subject to the provisions of this Plan, including Article VI of this Plan.

Section 7.13 Sources of Cash for Plan Distribution

          All Cash necessary for the Debtors and Eddie Bauer Holdings to make payments pursuant to this Plan shall be obtained from existing Cash balances, the Cash Settlement Payment, the operations of the Debtors, the Reorganized Debtors or Eddie Bauer Holdings, or post-Confirmation Date borrowings and/or financings including the Senior Facility Proceeds. Eddie Bauer Holdings may also make such payments using Cash received from its subsidiaries through its consolidated cash management system and from advances or dividends from such subsidiaries in the ordinary course.

          All Cash necessary for the Creditor Trust to make payments pursuant to this Plan shall be obtained from the Creditor Trust Assets as funded pursuant to this Plan.

Section 7.14 Issuance of Eddie Bauer Holdings Common Stock

     (a) Issuance of Eddie Bauer Holdings Common Stock. On or as soon as is practicable after the Effective Date, Eddie Bauer Holdings will issue thirty
(30) million shares of Eddie Bauer Holdings Common Stock for distribution in accordance with this Plan. The issuance of the Eddie Bauer Holdings Common Stock and the distribution, transfer or exchange thereof in accordance with this Plan shall be exempt from registration or similar requirement under applicable securities laws (including, without limitation, section 5 of the Securities Act or any similar state or local law requiring the registration for offer or sale of a security or registration or licensing of an issuer of a security) pursuant to section 1145 of the Bankruptcy Code, and may be sold without registration to the extent permitted under section 1145 of the Bankruptcy Code.

     (b) Effect of Securities Laws Restrictions on Foreign Distributions. Eddie Bauer Holdings Common Stock will not be distributed pursuant to this Plan or the Confirmation Order in any jurisdiction outside the United States, to or for the account or benefit of any Person, where such distribution could be prohibited by any applicable law, rule or regulation of such jurisdiction without compliance by any Person with conditions or requirements that are "unduly onerous", as determined by Eddie Bauer Holdings in its sole discretion with the advice of legal counsel and having due regard for (i) the number of Holders of Allowed Class 4 Claims that are or may be located in such jurisdiction, (ii) the value of Eddie Bauer Holdings Common Stock to which such Holders are or may be entitled pursuant to this Plan, (iii) the extent to which the requirements of the laws, rules and regulations of such jurisdiction as applied to any such distribution are uncertain, (iv) the nature and extent of the risks or penalties associated with any violation of or non-compliance with such legal or regulatory requirements, and (v) the costs, administrative burden and timing implications to Eddie Bauer Holdings of taking such action (if any) as might permit distribution of the Eddie Bauer Holdings Common Stock to be made in that jurisdiction (including pursuant to any available exemptions) in accordance with applicable legal and regulatory requirements. Any reference in the remainder of this Section 7.14(b) to whether distribution of Eddie Bauer Holdings Common Stock would be prohibited except after compliance with conditions that are "unduly onerous" should be construed accordingly.

               (i) As soon as practicable after the Confirmation Date, the Debtors will mail a notice (a "Foreign Distribution Restriction Notice") to the Holders of Allowed Class 4 Claims in any jurisdiction where it has been determined that distribution of Eddie Bauer Holdings Common Stock in such jurisdiction would be unduly onerous (each a "Prohibited Jurisdiction"). The Foreign Distribution Restriction Notice will inform each such Holder of an Allowed Class 4 Claim that such Holder is required, within forty-five (45) days of mailing of the Foreign Distribution Restriction Notice, to either: (1) provide notice in writing and in accordance with the instructions contained in the Foreign Distribution Restriction Notice that such Holder has elected to receive Eddie Bauer Holdings Common Stock in such Prohibited Jurisdiction, in which case such Holder will indemnify the Debtors against any and all damages the Debtors may incur if it is subsequently determined that distribution of such securities in such Prohibited Jurisdiction violated or was not in compliance with any applicable law, rule or regulation of such Prohibited Jurisdiction (a "Lawful Receipt Representation"); or (2) provide notice in writing and in accordance with the instructions contained in the Foreign Distribution Restriction Notice, identifying a third party to either purchase such Holder's right to receive such Eddie Bauer Holdings Common Stock, or receive such Eddie Bauer Holdings Common Stock on behalf of or for the benefit of such Holder, which third party will be required to meet the same conditions as such Holder of an Allowed Class 4 Claim prior to the third party's receiving such Eddie Bauer Holdings Common Stock, including either receiving such Eddie Bauer Holdings Common Stock in a non-Prohibited Jurisdiction or duly delivering a Lawful Receipt Representation (a "Third Party Designation").


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

               (ii) If the Debtors receive, prior to the Distribution Record Date, a duly completed and executed Lawful Receipt Representation or a Third Party Designation in response to a Foreign Distribution Restriction Notice sent to a Holder of an Allowed Class 4 Claim, the Person identified therein shall receive Eddie Bauer Holdings Common Stock on or as soon as practicable after the Effective Date as if such Person was a Holder of an Allowed Class 4 Claim. If the Debtors or the Creditor Trust, as the case may be, do not so receive a Lawful Receipt Representation or a Third Party Designation, the Eddie Bauer Holdings Common Stock distributable to the Holder of such Claim but for operation of this Section 7.14(b) shall be transferred to and held by the Creditor Trust. Upon receipt of a duly completed and executed Lawful Receipt Representation or a Third Party Designation in respect of a Foreign Distribution Restriction Notice, the Creditor Trust shall as soon as practicable release the Eddie Bauer Holdings Common Stock in accordance with the instructions contained in the Foreign Distribution Restriction Notice.

               (iii) If the Debtors or the Creditor Trust, as the case may be, do not receive by the first anniversary of the date of mailing of a Distribution Restriction Notice a Lawful Receipt Representation or a Third Party Designation in respect of such Distribution Restriction Notice sent to a Holder of an Allowed Class 4 Claim, the Eddie Bauer Holdings Common Stock held by the Creditor Trust shall be treated as an undeliverable Distribution in accordance with Section 9.6(b) of this Plan.

Section 7.15 Management Stock Incentive Program

          After the Effective Date, the board of directors of Eddie Bauer Holdings shall have the authority to adopt the Management Stock Incentive Program.

Section 7.16 Listing of Eddie Bauer Holdings Common Stock; Registration of Securities

          Eddie Bauer Holdings shall use its commercially reasonable best efforts to become a reporting company under the Exchange Act and cause, as soon as reasonably practicable after the Effective Date, the shares of Eddie Bauer Holdings Common Stock issued hereunder to be listed on the national market system of the National Association of Securities Dealers' Automated Quotation System.

Section 7.17 Second Amended and Restated Loan and Security Agreement

          The "Termination Date" of the Second Amended and Restated Loan and Security Agreement and the "Closing Date" of the Loan and Security Agreement shall both occur on the Effective Date. On the Effective Date, if there are any Letters of Credit outstanding under the Second Amended and Restated Loan and Security Agreement or any unpaid Obligations under the Second Amended and Restated Loan and Security Agreement, the following shall occur: (i) to the extent there are any undrawn Letters of Credit issued under the Second Amended and Restated Loan and Security Agreement outstanding on the Effective Date, the Debtors or Reorganized Debtors, as the case may be, shall either deposit with the Agent under the Second Amended and Restated Loan and Security Agreement cash in the amount of one hundred five percent (105%) of the face amount of each such undrawn Letter of Credit or provide to the Agent a "Supporting Letter of Credit" for each such outstanding Letter of Credit in accordance with section 2.3(k) of the Second Amended and Restated Loan and Security Agreement or, at the option of the Debtors and the Agent under the Working Capital Facility, shall be deemed to constitute Letters of Credit issued under the Working Capital Facility; (ii) to the extent there are any unpaid Obligations under the Second Amended and Restated Loan and Security Agreement on the Effective Date, such Obligations will be repaid by the Debtors on the Effective Date; and (iii) with respect to the Cash, if any, deposited with the Agent with respect to undrawn Letters of Credit that were outstanding on the Effective Date, any Cash that was deposited with the Agent with respect to a Letter of Credit that eventually expires without being drawn will be promptly delivered by the Agent to Reorganized Eddie Bauer upon the expiration of any such Letter of Credit. In addition, upon the completion of clauses (i) and (ii) in the immediately preceding sentence, the Agent under the Second Amended and Restated Loan and Security Agreement shall terminate and release its liens and security interests in the Collateral granted to it under the Second Amended and Restated Loan and Security Agreement, the Final Bankruptcy Court Order and the Confirmation of Borrowing Order, and the Debtors, on the one hand, and the Agent and the Lenders, on the other hand, will release, remise and discharge each other, and their respective officers, directors, agents, employees, servants, accountants, attorneys, parents, subsidiaries and affiliates, from any and all claims, debts, liabilities, torts, claims for relief or causes of action arising under or relating to the Second Amended and Restated Loan and Security Agreement or the negotiation and documentation thereof, the administration thereof, of the payment or enforcement thereof.

                                  ARTICLE VIII

                                RIGHTS OF ACTION

Section 8.1 Maintenance of Eddie Bauer Rights of Action

          The Debtors transfer and assign to Eddie Bauer Holdings or any of its subsidiaries, at the sole discretion of the Debtors, all rights on behalf of the Debtors to commence and pursue, as appropriate, any and all Eddie Bauer Rights of Action, whether arising before or after the Petition Date through and including the Effective Date, in any court or other tribunal, including, without limitation, in an adversary proceeding filed in one or more of the Chapter 11 Cases, and, in accordance with section 1123(b)(3) of the Bankruptcy Code, all claims, rights, and Eddie Bauer Rights of Action that the respective Debtors may hold against any Entity shall automatically vest in Eddie Bauer Holdings and its subsidiaries. From and after the Effective Date, Eddie Bauer Holdings and its subsidiaries shall retain and may exclusively enforce any and all Eddie Bauer Rights of Action, and shall have the exclusive right, authority and discretion to pursue, institute, prosecute, abandon, settle, or compromise any and all Eddie Bauer Rights of Action.

Section 8.2 Maintenance of the Creditor Trust Rights of Action

          The Debtors transfer and assign to the Creditor Trust all the Debtors' rights, title and interest in and to the Creditor Trust Rights of Action, including all rights to commence and pursue in the name of the Creditor Trust or on behalf of the Debtors, as appropriate, any and all Creditor Trust Rights of Action, whether arising before or after the Petition Date through and including the Effective Date, in any court or other tribunal, including, without limitation, in an adversary proceeding filed in one or more of the Chapter 11 Cases. All Creditor Trust Rights of Action that the respective Debtors may hold against any Entity shall automatically vest in the Creditor Trust. The Managing Trustee shall be designated as an estate representative of the Debtors' Estates, individually and/or collectively, under sections 1123(a)(5), (a)(7) and
(b)(3)(B) of the Bankruptcy Code, and shall have the rights and powers of a trustee appointed under section 1104 of the Bankruptcy Code in each case solely with respect to the Creditor Trust Rights of Action, except to the extent limited by this Plan or the Creditor Trust Agreement. As an estate representative and in the exercise of its discretion in its capacity as such, the Managing Trustee may, from and after the Effective Date, exclusively enforce any and all Creditor Trust Rights of Action, and shall have the exclusive right, authority and discretion to pursue, institute, prosecute, abandon, settle, or compromise any and all Creditor Trust Rights of Action on behalf of the Debtors' Estates, individually and/or collectively, and, if necessary, in the name of a Debtor or the Debtors. In the event that the Managing Trustee commences an action in the name of a Debtor, the Managing Trustee shall provide, to the extent practicable, Eddie Bauer Holdings with at least ten (10) days' written notice prior to commencing such action. Eddie Bauer Holdings shall, and shall cause its subsidiaries reasonably to, cooperate with the Creditor Trust in its operations and actions. The terms of such reasonable cooperation, and the obligation of the Creditor Trust to reimburse Eddie Bauer Holdings and its subsidiaries for any reasonable expenses that Eddie Bauer Holdings and its subsidiaries incur in connection with such cooperation, shall be set forth in a document filed with the Plan Supplement.

Section 8.3 Preservation of All Rights of Action Not Expressly Settled or
Released

     (a) Unless a claim or Right of Action against a Creditor or other Entity is expressly waived, relinquished, released, compromised or settled in this Plan or any Final Order, the Debtors expressly reserve such claim or Right of Action for later enforcement by Eddie Bauer Holdings and its subsidiaries, or the Creditor Trust (if such Right of Action constitutes a Creditor Trust Right of Action, including, without limitation, claims and Rights of Action not specifically identified or of which Debtors may presently be unaware or which may arise or exist by reason of additional facts or circumstances unknown to Debtors at this time or facts or circumstances which may change or be different from those which Debtors now believe to exist) and, therefore, no preclusion doctrine, including, without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppel (judicial, equitable or otherwise) or laches shall apply to such claims or Rights of Action upon or after Confirmation or Consummation based on the Disclosure Statement, this Plan or the Confirmation Order, except where such claims or Rights of Action have been expressly released in this Plan or other Final Order. In addition, Eddie Bauer Holdings, its subsidiaries, and the Creditor Trust expressly reserve the right to pursue or adopt any claims, crossclaims or counterclaims alleged in any lawsuit in which any of the Debtors are a defendant or an interested party against any person or entity, including, without limitation, the plaintiffs or co-defendants in such lawsuits, subject to the provisions in this Plan or any Final Order.

     (b) Subject to the terms of any Final Order or this Plan including the SHI Settlement, any Entity to whom the Debtors have incurred an obligation (whether on account of services, purchase or sale of goods or otherwise), or who has received services from the Debtors or a transfer of money or property of the Debtors, or who has transacted business with the Debtors, or leased equipment or property from the Debtors should assume that such obligation, transfer, or transaction may be reviewed by Eddie Bauer Holdings, its subsidiaries, and the Creditor Trust subsequent to the Effective Date and may, if appropriate, be the subject of an action after the Effective Date, whether or not (i) such Entity has Filed a proof of claim against the Debtors,
(ii) such Entity's proof of claim has been the subject of an objection, (iii) such Entity's Claim was included in Debtors' Schedules, or (iv) such Entity's scheduled Claim has been objected to by the Debtors or has been identified by the Debtors as disputed, contingent or unliquidated.

Section 8.4 Timing

          The Creditor Trust, Eddie Bauer Holdings, and the Reorganized Debtors shall be subject to the provisions of Sections 13.4 and 13.5 of this Plan regardless of when the Rights of Action are transferred.

                                   ARTICLE IX

                 PROVISIONS REGARDING DISTRIBUTIONS AND RESERVES

Section 9.1 Initial Distribution to Creditors

          On the Effective Date, or as soon as practicable thereafter, Eddie Bauer Holdings shall make an initial Distribution (the "Initial Distribution") to Holders of Claims that are Allowed Claims as of the Distribution Record Date, or such other date set forth in the Confirmation Order, in accordance with the treatment accorded such Allowed Claims pursuant to Articles III and IV of this Plan. In no event shall the Initial Distribution take place prior to the receipt by the Debtors or the Reorganized Debtors, as applicable, of the Cash Settlement Payment and the Senior Debt Facility Proceeds.

Section 9.2 Disputed Claims Reserves

     (a) On the date of the Initial Distribution, Eddie Bauer Holdings shall establish a reserve for the Holders of Disputed or Unresolved Administrative Claims as of the Effective Date consisting of (i) the property that would otherwise be distributable to such Holder on such date in accordance with this Plan were such Disputed Claim or Unresolved Claim an Allowed Claim on such date, in the Face Amount thereof, (ii) such other amount as ordered by the Bankruptcy Court, or (iii) such other property as such Holder and the Debtors agree (the "Disputed Administrative Claims Reserve").

     (b) On the date of the Initial Distribution, Eddie Bauer Holdings shall transfer to the Creditor Trust the property to be placed by the Creditor Trust into a reserve for Holders of all Disputed or Unresolved Claims other than Administrative Claims as of the Effective Date, and such reserve shall, as of such date, consist of (i) the property that would otherwise be distributable to such Holder on such date in accordance with this Plan were such Disputed Claim or Unresolved Claim an Allowed Claim on such date, in the Face Amount thereof,
(ii) such other amount as ordered by the Bankruptcy Court, or (iii) such other property as such Holder and the Debtors or the Creditor Trust agree (the "Disputed Claims Reserve").


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

Section 9.3 Subsequent Distributions to Creditors

     (a) After the date of the Initial Distribution, to the extent a Disputed or Unresolved Administrative Claim becomes an Allowed Claim, Eddie Bauer Holdings shall make a Distribution to the Holder of such Claim from the Disputed Administrative Claims Reserve pursuant to, and to the extent provided for in, this Plan.

     (b) After the date of the Initial Distribution, to the extent a Disputed or Unresolved Claim other than an Administrative Claim becomes an Allowed Claim, the Creditor Trust shall make a Distribution to the Holder of such Claim from the Disputed Claims Reserve pursuant to, and to the extent provided for in, this Plan.

     (c) All Distributions made by the Creditor Trust, Eddie Bauer Holdings or the Trustees pursuant to this Plan shall be made without any requirement for bond or surety with respect thereto.

Section 9.4 Time and Manner of Payments

          Any Distribution in Cash shall be made by check drawn on a domestic bank or by wire transfer from a domestic bank. This Section 9.4 shall not apply to the payment of the Cash Settlement Payment; provided, however, that, notwithstanding the foregoing, the Cash Settlement Payment shall be transferred to the Debtors pursuant to this Plan such that the Cash Settlement Payment shall be received by the Debtors in same day funds on the Effective Date.

Section 9.5 Delivery of Distributions

          Subject to the provisions of Bankruptcy Rule 2002(g) and except as otherwise provided under this Plan, Distributions to Holders of Allowed Claims shall be made at the address of each such Holder as set forth on the Schedules unless superseded by (i) the address set forth on proofs of claim Filed by such Holders or the agent for such Holders, or (ii) an address provided to the Debtors, the Reorganized Debtors, the Creditor Trust Debtors, the Creditor Trust or Eddie Bauer Holdings provided that such address is provided to the Debtors, the Reorganized Debtors, the Creditor Trust Debtors, the Creditor Trust, or Eddie Bauer Holdings, as the case may be, in writing at least ten (10) Business Days prior to such Distribution.

Section 9.6 Undeliverable Distributions

     (a) Holding of Undeliverable Distributions. If any Distribution to any Holder is returned to Eddie Bauer Holdings or the Creditor Trust as undeliverable, no further Distributions shall be made to such Holder unless and until Eddie Bauer Holdings or the Creditor Trust, as the case may be, is notified, in writing, of such Holder's then-current address. Subject to Section
9.6 of this Plan, if any Distribution to any Holder is returned as undelivered, no further Distribution to such Holder shall be made and all undeliverable Distributions shall remain in the possession of Eddie Bauer Holdings or the Creditor Trust, as the case may be, until such time as a Distribution becomes deliverable, at which such time all missed Distributions shall be made to such Holders, without any interest or other accruals of any kind. Nothing contained in this Plan shall require any of the Reorganized Debtors or the Creditor Trust to attempt to locate any Holder of an Allowed Claim.

     (b) Failure to Claim Undeliverable Distributions. Within ten (10) Business Days after the later of the first anniversary of the Effective Date or the first Distribution under this Plan and thereafter at intervals that Eddie Bauer Holdings or the Creditor Trust shall deem appropriate, Eddie Bauer Holdings and the Creditor Trust shall File a list setting forth the names of those Entities for which Distributions have been attempted hereunder and have been returned as undeliverable as of the date thereof. Any Holder of an Allowed Claim that does not assert its rights pursuant to this Plan to receive a Distribution within sixty (60) days from and after the Filing of such list shall have its Claim for such undeliverable Distribution discharged and shall be forever barred from asserting any such Claim against the Debtors, the Reorganized Debtors, the Creditor Trust Debtors, Eddie Bauer Holdings, the Creditor Trust, the Trustees or any of their assets. In such case, any consideration held for Distribution on account of such Claim shall revert to the Creditor Trust.

Section 9.7 Compliance with Tax Requirements/Allocation

          In connection with this Plan, to the extent applicable, the Debtors, Eddie Bauer Holdings and the Creditor Trust, in making Distributions under this Plan, shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all Distributions pursuant to this Plan shall be subject to such withholding and reporting requirements. The Debtors, Eddie Bauer Holdings and the Creditor Trust may withhold the entire Distribution due to any Holder of an Allowed Claim until such time as such Holder provides to the Debtors, Eddie Bauer Holdings, or the Creditor Trust, as the case may be, the necessary information to comply with any withholding requirements of any Governmental Unit. Any property so withheld will then be paid by Eddie Bauer Holdings or the Creditor Trust, as the case may be, to the appropriate authority. If the Holder of an Allowed Claim fails to provide to the Debtors, Eddie Bauer Holdings, or the Creditor Trust, as the case may be, the information necessary to comply with any withholding requirements of any Governmental Unit within six (6) months after the date of first notification by the Debtors, Eddie Bauer Holdings, or the Creditor Trust, as the case may be, to the Holder of the need for such information or for the Cash necessary to comply with any applicable withholding requirements, then the Holder's Distribution shall be treated as an undeliverable Distribution in accordance with this Plan.

          For tax purposes, Distributions received in respect of Allowed Claims shall be allocated first to the principal amount of such Claims, with any excess allocated to unpaid accrued interest.

Section 9.8 Time Bar to Cash Payments

          Checks issued by the Debtors, Eddie Bauer Holdings and the Creditor Trust on account of Allowed Claims shall be null and void if not negotiated within ninety (90) days from and after the date of issuance thereof. Requests for reissuance of any check shall be made directly to Eddie Bauer Holdings (if the check was issued on or after the Effective Date by Eddie Bauer Holdings) or the Creditor Trust (if the check was issued after the Effective Date by the Creditor Trust), as the case may be, by the Holder of the Allowed Claim with respect to which such check originally was issued. Any Claim in respect of such a voided check shall be made on or before the later of (i) the first anniversary of the Effective Date or (ii) ninety (90) days after the date of issuance of such check, if such check represents a final Distribution hereunder on account of such Claim. After such date, all Claims in respect of voided checks shall be discharged and forever barred and the right to all moneys from the voided checks shall revert to the Creditor Trust (regardless of whether the check was issued by Eddie Bauer Holdings), for Distribution pursuant to this Plan.

Section 9.9 Fractional Dollars, Fractional Shares, and De Minimis Distributions

          Notwithstanding anything contained herein to the contrary, payments of fractions of dollars shall not be made. Whenever any payment of a fraction of a dollar under this Plan would otherwise be called for, the actual payment made will reflect a rounding of such fraction to the nearest dollar (up or down), with half dollars being rounded down. Eddie Bauer Holdings, as successor to the Debtors, and the Creditor Trust shall have the discretion not to make payments of less than one hundred dollars ($100) on account of any Allowed General Unsecured Claim that was a Disputed Claim as of the Effective Date, unless a specific request is made in writing to the Debtors on or before ninety (90) days after allowance of such Claim.

          Notwithstanding anything contained herein to the contrary, only whole numbers of shares of Eddie Bauer Holdings Common Stock shall be issued. When any Distribution on account of an Allowed Claim would otherwise result in the issuance of a number of shares of Eddie Bauer Holdings Common Stock that is not a whole number, the actual distribution of such shares only shall include the next lower whole number of shares. The total number of shares of Eddie Bauer Holdings Common Stock specified to be distributed to holders of Allowed General Unsecured Claims pursuant to this Plan shall be adjusted as necessary to account for the rounding provided for herein. No consideration shall be provided in lieu of fractional shares that are rounded down.

          In addition, neither Eddie Bauer Holdings nor the Creditor Trust shall be required to make any Distribution on account of any Claim in the event that the costs of making such Distribution payment exceed the amount of such Distribution payment, and all Distributions that otherwise would have been distributed to the Holders of such de minimis Claims shall otherwise be distributed in accordance with the terms of this Plan.

Section 9.10 Set-Offs

          Except as expressly provided in this Plan, the Debtors, Eddie Bauer Holdings and the Creditor Trust may, pursuant to section 553 of the Bankruptcy Code or applicable non-bankruptcy law, set off against any Allowed Claim and the Distributions to be made pursuant to this Plan on account thereof (before any Distribution is made on account of such Claim), the claims, rights and causes of action of any nature that any of the Debtors may hold against the Holder of such Allowed Claim. The Holders of Claims may, pursuant to section 553 of the Bankruptcy Code or applicable non-bankruptcy law, set off any Allowed Claims such Holder possesses against the Debtors or any claim, rights or causes of action of any nature that the Debtors may hold against such Holder. Neither the failure to effect such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors, Eddie Bauer Holdings, the Creditor Trust or such Holders of any such claims, rights and causes of action that such parties may possess under section 553 of the Bankruptcy Code.

Section 9.11 Settlement of Claims and Controversies

          Pursuant to Bankruptcy Rule 9019 and in consideration for the Distributions and other benefits provided under this Plan, the provisions of this Plan shall constitute a good faith compromise of all Claims or controversies relating to the contractual, legal and subordination rights that a Holder of a Claim may have with respect to any Allowed Claim with respect thereto, or any Distribution to be made on account of such an Allowed Claim. The entry of the Confirmation Order shall constitute the Bankruptcy Court's approval of the compromise or settlement of all such Claims or controversies, and the Bankruptcy Court's finding that such compromise or settlement is in the best interests of the Debtors, their Estates and Holders of Claims, and is fair, equitable and reasonable.

                                    ARTICLE X

         PROCEDURES FOR RESOLVING DISPUTED CLAIMS AND UNRESOLVED CLAIMS

Section 10.1 Prosecution of Objections to Claims

     (a) Unless otherwise ordered by the Bankruptcy Court after notice and a hearing, and except as set forth in this Plan, the Creditor Trust shall have the right to make, File and prosecute objections to General Unsecured Claims, Other Secured Claims and Priority Claims. The Creditor Trust shall have the right to prosecute objections to Claims previously Filed by the Debtors against any such Claims.

     (b) Unless otherwise ordered by the Bankruptcy Court after notice and a hearing, and except as set forth in this Plan, Eddie Bauer Holdings shall have the right to make, File and prosecute objections to Administrative Claims, Professional Fee Claims, and Priority Tax Claims. Eddie Bauer Holdings shall have the right to prosecute objections to Claims previously Filed by the Debtors against any Administrative Claims, Professional Fee Claims, and Priority Tax Claims. Notwithstanding this provision, the Creditor Trust and, until dissolved, the Creditors' Committee shall remain a party in interest, with the right to be heard in all matters related to this Section 10.1.

     (c) Unless another time is set by order of the Bankruptcy Court, all objections to Claims shall be Filed and served upon the Holders of each of the Claims to which objections are made by the later of (i) ninety (90) days after the Effective Date or (ii) ninety (90) days after a timely Proof of Claim or request for payment with respect to such Claim is Filed; provided, however, that the Creditor Trust and Eddie Bauer Holdings may seek an extension of such time to object.

     (d) Except as set forth in this Plan or the Confirmation Order, nothing in this Plan, the Disclosure Statement, the Confirmation Order or any order in aid of Confirmation shall constitute, or be deemed to constitute, a waiver or release of any claim, cause of action, right of setoff, or other legal or equitable defense that Debtors had immediately prior to the commencement of the Chapter 11 Cases, against or with respect to any Claim. Except as set forth in this Plan or the Confirmation Order, upon Confirmation, the Reorganized Debtors, the Creditor Trust Debtors, the Creditor Trust and Eddie Bauer Holdings, each on behalf of itself and/or any of the foregoing parties, shall have, retain, reserve and be entitled to assert all such claims, causes of action, rights of setoff and other legal or equitable defenses of any of the Debtors, which shall be vested in the Reorganized Debtors, the Creditor Trust Debtors, the Creditor Trust and Eddie Bauer Holdings upon the occurrence of the Effective Date.

Section 10.2 Estimation of Claims

          Eddie Bauer Holdings and the Creditor Trust may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether any of the Debtors previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount shall constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Creditor Trust or Eddie Bauer Holdings may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim.

Section 10.3 Cumulative Remedies

          All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and not necessarily exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn or resolved as provided herein or by any mechanism approved by the Bankruptcy Court. Until such time as a Claim becomes Allowed, such Claim shall be treated as a Disputed Claim for purposes related to allocations, Distributions and voting under this Plan.

Section 10.4 Allowance of Claims

     (a) Disallowance of Claims. Pursuant to sections 105 and 502(d) of the Bankruptcy Code, no Distributions shall be made to Holders of Claims held by Entities from which property is recoverable under section 542, 543, 550, 553, 522(f), 522(h), 544, 545, 547, 548, 549 or 724(a) of the Bankruptcy Code
(including the Rights of Action) until such time as such causes of action against that Entity have been settled or resolved by a Final Order and all sums due to any of the Debtors are turned over to the Debtors (on or prior to the Effective Date) or Eddie Bauer Holdings (after the Effective Date).

     (b) Allowance of Claims. Except as expressly provided in this Plan, no Claim shall be deemed Allowed by virtue of this Plan, Confirmation, or any order of the Bankruptcy Court in the Chapter 11 Cases, unless and until such Claim is deemed Allowed under the Bankruptcy Code.

     (c) No Distribution Pending Allowance. If any Claim is a Disputed Claim or Unresolved Claim, no Distribution provided hereunder shall be made on account of such Claim unless such Claim becomes an Allowed Claim.

Section 10.5 Personal Injury Claims

          No Distributions shall be made on account of any Personal Injury Claim unless and until such Claim is liquidated and becomes an Allowed Claim. Any Personal Injury Claim that has not been liquidated prior to the Effective Date and as to which a proof of claim was timely Filed, shall be determined and liquidated in accordance with the ADR Procedures. Any Personal Injury Claim determined and liquidated in accordance with the ADR Procedures, shall be paid as follows: (a) to the extent such Personal Injury Claim is, in whole or in part, an Insured Personal Injury Claim, the insured portion shall be paid by the applicable insurer pursuant to the provisions of the applicable insurance policies; and (b) to the extent any portion of such Personal Injury Claim is not an Insured Personal Injury Claim, such portion shall be deemed, to the extent applicable, an Allowed Claim in Class 4 (General Unsecured Claims) and treated in accordance with Section 4.5 of this Plan. Nothing contained in this Section
10.5 shall constitute or be deemed a waiver (i) of any claim, right, or Right of Action that the Debtors may have against any person in connection with or arising out of any Personal Injury Claim, including, without limitation, any rights under section 157(b) of title 28 of the United States Code; (ii) of any claim, right, or Right of Action that the Debtors or any entity may hold against any other entity, including, without limitation, insurers under any policies of insurance; or (iii) by such insurers of any defenses, including coverage defenses, held by such insurers.

                                   ARTICLE XI

                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Section 11.1 Rejection of Executory Contracts and Unexpired Leases

          Immediately prior to the Effective Date, all executory contracts and unexpired leases of the Debtors will be deemed rejected in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code pursuant to this Plan except those executory contracts and unexpired leases that
(i) have been previously rejected or assumed by Final Order of the Bankruptcy Court, (ii) are the subject of a motion to reject or assume pending on the Effective Date, (iii) are to be assumed pursuant to the SHI Settlement, or (iv) are identified on the Cure Payment Schedule. In the event the Debtors seek to assume and assign any executory contracts and unexpired leases, such contracts and leases shall be so identified in the Cure Payment Schedule together with the information regarding the proposed assignee required by section 365 of the Bankruptcy Code. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such assumptions, assumptions and assignments, and rejections pursuant to sections 365(a), 365(f) and 1123 of the Bankruptcy Code. The non-Debtor parties to any rejected subleases shall be responsible for taking all steps necessary to retrieve, at their expense, all personal property in, and to surrender, the premises that are the subject of such leases.

Section 11.2 Assumption of Executory Contracts and Unexpired Leases

          All executory contracts and unexpired leases specially identified (i) on the Cure Payment Schedule, or (ii) in Section 2.3 of this Plan, shall be deemed automatically assumed


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

(and to the extent applicable, assigned) in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code pursuant to this Plan as of the Effective Date. Each executory contract and unexpired lease assumed pursuant to this Article XI shall revest in and be fully enforceable by the applicable Reorganized Debtor or Creditor Trust Debtor in accordance with its terms, except as modified by the provisions of this Plan, or any order of the Bankruptcy Court authorizing and providing for its assumption or applicable federal law. Notwithstanding the foregoing, each executory contract and unexpired lease to which a Canadian Debtor is a party shall be assumed as of the Effective Date, the Canadian Debtors shall cure all defaults under each such executory contract and unexpired lease (except for defaults of the kind set forth in section 365(b)(2) of the Bankruptcy Code) and each executory contract and unexpired lease shall be binding on the Canadian Debtor and other Entities party thereto as of the Effective Date. No Person who is a party to, or is entitled to any benefit from, any such contract or lease shall, on or following the Effective Date, accelerate, terminate, rescind, refuse to perform or otherwise repudiate its obligations thereunder, or enforce or exercise any right, directly or indirectly, in any manner whatsoever under or in respect of any such contract or lease by reason of the effect on the Canadian Debtors of the completion of any of the transactions contemplated under this Plan. This
Section 11.2 may not be amended with regard to a Canadian Debtor without the approval of the Canadian Court.

Section 11.3 Claims Based on Rejection of Executory Contracts or Unexpired
Leases

          All proofs of claim with respect to Claims arising from the rejection of executory contracts or unexpired leases, if any, must be Filed within thirty
(30) days after the later of (i) the entry of entry of an order of the Bankruptcy Court approving such rejection or (ii) the effective date of such rejection; provided, however, that all proofs of claim with respect to any Claims arising from the rejection of any executory contract or unexpired lease that is initially set forth in the Cure Payment Schedule Filed by the Debtors and is subsequently withdrawn from such schedule or is otherwise rejected must be Filed within thirty (30) days after the later of the Effective Date and the date the order authorizing such rejection becomes a Final Order. Any Claims arising from the rejection of an executory contract or unexpired lease not Filed within such time shall be forever barred from assertion against the Debtors, their respective Estates, the Reorganized Debtors, the Creditor Trust Debtors, Eddie Bauer Holdings, the Creditor Trust and the Trustees and their property unless otherwise ordered by the Bankruptcy Court or provided for in this Plan. All such Allowed Claims for which proofs of claim are required to be Filed will be treated as Allowed General Unsecured Claims subject to the provisions of
Article IV of this Plan and to any limitation on allowance of such Claims under section 502(b) of the Bankruptcy Code or otherwise.

Section 11.4 Cure of Defaults for Assumed Executory Contracts and Unexpired
Leases

     (a) Any monetary amounts by which each executory contract and unexpired lease to be assumed pursuant to this Plan is in default shall be the exclusive obligation of the applicable Reorganized Debtor or Creditor Trust Debtor and shall be deemed satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the amount set forth on the Cure Payment Schedule, in Cash on the Effective Date or as soon as practicable thereafter or on such other terms as the parties to such executory contracts or unexpired leases may otherwise agree; provided, however, that if an objection to a cure payment set forth in the Cure Payment Schedule


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

(each a "Cure Objection") is timely Filed in accordance with this Section 11.4(a), then any such default shall be deemed satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, in accordance with the procedures set forth in
Section 11.4(b) of this Plan. Cure Objections must be Filed and served on counsel to the Debtors and the Creditors' Committee at the applicable addresses set forth in Section 15.11 of this Plan not later than five (5) business days prior to the Confirmation Hearing. A party to an assumed executory contract or unexpired lease that has not timely Filed and served a Cure Objection shall be deemed to have waived its right to dispute the cure payment amount set forth in the Cure Payment Schedule.

     (b) In the event of a dispute regarding the amount of a cure payment, the applicable Reorganized Debtor or Creditor Trust Debtor shall pay (i) the amount of the proposed cure payment set forth in the Cure Payment Schedule on the earlier of the Effective Date and the date the applicable contract or lease is assumed, and (ii) any additional amounts set forth in a Cure Objection on the date an order resolving the dispute regarding the amount of the cure payment becomes a Final Order. In the event of a dispute regarding (a) the ability of the applicable Reorganized Debtor, Creditor Trust Debtor or assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (b) any other matter pertaining to assumption, the cure payment required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving the dispute and approving the assumption. Nothing in this Plan or the Confirmation Order shall impair the rights of the parties under an assumed contract or lease with respect to amounts that are first billed or credited under such contract or lease after the date of the Cure Payment Schedule, including but not limited to any such amounts that are calculated based on reconciliations or adjustments with respect to periods ending prior to such date or including such date. With respect to any cure payment owing under any executory contract or unexpired lease that is assigned by a Creditor Trust Debtor to a Reorganized Debtor, the Reorganized Debtor shall be responsible for making all cure payments.

     (c) Objections to an assignment set forth in the Cure Payment Schedule (each, an "Assignment Objection") must be Filed and served on counsel to the Debtors and the Creditors' Committee at the applicable addresses set forth in
Section 15.11 of this Plan not later than five (5) business days prior to the Confirmation Hearing. A party to an executory contract or unexpired lease that is designated as to be assigned on the Cure Payment Schedule who has not timely Filed and served an Assignment Objection shall be deemed to have waived its right to dispute such assignment. In the event of a dispute regarding assignment of an executory contract or unexpired lease, the applicable Reorganized Debtor or Creditor Trust Debtor shall make any required cure payment after an order resolving the dispute and authorizing the assumption and assignment becomes a Final Order, provided that in the event a Reorganized Debtor is the assignee of such a contract, the Reorganized Debtor shall make the required cure payment.

Section 11.5 Miscellaneous

     (a) The Debtors reserve the right to File a motion not later than three (3) Business Days before the date of the Confirmation Hearing to assume or reject any executory contract or unexpired lease. To the extent that the terms of any such motion conflicts with the terms of the Cure Payment Schedule, such motion shall control.


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

     (b) Listing an executory contract or unexpired lease on the Cure Payment Schedule shall not constitute an admission by any of the Debtors, the Reorganized Debtors, the Creditor Trust Debtors, the Creditor Trust or Eddie Bauer Holdings that such contract or lease (including any related agreements that may exist) is an executory contract or unexpired lease, or that the applicable Debtor, Reorganized Debtor or Creditor Trust Debtor has any liability thereunder.

Section 11.6 Indemnification of Officers, Employees and Restructuring Committee Board Members

          Subject to the provisions of this Section 11.6, the obligations of the Debtors to advance defense expenses to or indemnify any individual serving at any time after the Petition Date as an officer or employee of any Debtor and the Restructuring Committee Board Members shall, to the extent provided in a Debtor's constituent documents or by a written agreement with a Debtor or by state corporate law, as applicable, be assumed by Eddie Bauer Holdings, irrespective whether such advancement or indemnification is owed for an act or event occurring before or after the Petition Date; provided, however, that (i) Eddie Bauer Holdings shall have no obligation to advance to or indemnify any Excluded Defendant, any SHI Released Party or any Person who was an officer or employee of any Debtor after the Petition Date and is not a Claims Over Beneficiary; (ii) any individual who has received, or at any time requests, advancement or indemnification pursuant to this Section 11.6 shall provide reasonable cooperation with respect to the pursuit by the Creditor Trust of the Creditor Trust Rights of Action; and (iii) this Section 11.6 is without prejudice to any Person's right to reimbursement or indemnification under any insurance policy. Notwithstanding the foregoing, (a) clause (ii) of the prior sentence shall not apply to any Restructuring Committee Board Member, (b) Eddie Bauer Holdings shall not assume any obligation to advance to or indemnify any Person with respect to any amounts owing under any judgment or settlement of any Claim asserted by any Holder of a Class 6 Equity Interest, and (c) with respect to any claims for advancement or indemnification that arose prior to February 27, 2003, Eddie Bauer Holdings shall only make a payment pursuant to this
Section 11.6 after the individual requesting such advancement or indemnification first provides Eddie Bauer Holdings with such information as it shall reasonably require demonstrating that the individual has taken all reasonable actions to obtain payment under any applicable insurance policies, and that the insurer(s) under the policies have disclaimed coverage or have informed such individual that any available limits of liability under the applicable policies have been exhausted. The individual will cooperate in any effort to recover any advanced or indemnified amount from any third party, including but not limited to any insurer, such cooperation to include, without limitation, at Eddie Bauer Holdings's request, assigning Eddie Bauer Holdings such rights of recovery or executing any documents that may be required.

Section 11.7 Compensation and Benefit Programs

     (a) Except as otherwise expressly provided herein, all employment and severance policies, and all compensation and benefit plans, policies, and programs of the Debtors applicable to their employees, retirees and non-employee directors and the employees and retirees of their subsidiaries, including, without limitation, all savings plans, retirement plans, healthcare plans, disability plans, severance benefit plans, incentive plans, vacation, life and accidental death and dismemberment insurance plans (collectively, the "Benefit Programs") in effect as of the Effective Date shall be treated as executory contracts under this Plan and on the

Effective Date will be assumed pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code and shall be transferred to Eddie Bauer Holdings.

     (b) As of the date hereof, Spiegel, Inc. is the contributing sponsor of the Spiegel, Inc. Pension Plan (the "Pension Plan"), a defined benefit pension plan insured by the Pension Benefit Guaranty Corporation under Title IV of the Employee Retirement Income Security Act of 1974 ("ERISA"), 29 U.S.C. Sections 1301-1461, et seq. On and after the Effective Date, Eddie Bauer Holdings shall be the sponsor of the Pension Plan.

                                   ARTICLE XII

      CONDITIONS PRECEDENT TO CONFIRMATION AND EFFECTIVE DATE OF THIS PLAN

Section 12.1 Conditions Precedent to Confirmation Date of This Plan

          The occurrence of the Confirmation Date is subject to satisfaction of the following conditions precedent:

     (a) the entry of the Confirmation Order (i) in form and substance reasonably acceptable to the Debtors and the Creditors' Committee, (ii) in form and substance reasonably acceptable to SHI solely with respect to the Confirmation Order and this Plan incorporating the provisions of the SHI Settlement Term Sheet (including the releases contemplated therein) and this Plan being otherwise consistent with the SHI Settlement Term Sheet, and (iii) which approves the SHI Settlement as a good faith settlement;

     (b) neither the Debtors nor the Creditors' Committee having commenced or filed a motion seeking authority to commence: (i) any action against any Released Party; or (ii) to take discovery from any Released Party; and

     (c) the Confirmation Date occurring on or before June 30, 2005.

Section 12.2 Conditions Precedent to Effective Date of This Plan

          The occurrence of the Effective Date is subject to satisfaction of the following conditions precedent:

     (a) Confirmation Order as Final Order: The Confirmation Order shall (i) in form and substance be reasonably acceptable to the Debtors and the Creditors' Committee; (ii) in form and substance be reasonably acceptable to SHI solely with respect to the Confirmation Order incorporating the provisions of the SHI Settlement Term Sheet (including, without limitation, the releases contemplated therein), and being otherwise consistent with the SHI Settlement Term Sheet; and
(iii) approve the SHI Settlement as a good faith settlement, and (iv) be a Final Order.

     (b) Canadian Confirmation Order as Final Order: The Canadian Confirmation Order shall (i) in form and substance be reasonably acceptable to the Debtors and the Creditors' Committee; in form and substance be reasonably acceptable to
(ii) SHI solely with respect to the


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

Canadian Confirmation Order incorporating the provisions of the SHI Settlement Term Sheet (including, without limitation, the releases contemplated therein), and being otherwise consistent with the SHI Settlement Term Sheet; (iii) approve the SHI Settlement as a good faith settlement, and (iv) be a Final Order.

     (c) Execution of Documents; Other Actions: All other actions and documents necessary to implement this Plan shall have been effected or executed.

     (d) Absence of Certain Actions: neither the Debtors nor the Creditors' Committee shall have commenced or filed a motion seeking authority to commence
(i) any action against any SHI Released Party, or (ii) to take discovery from any SHI Released Party.

     (e) Occurrence of Effective Date: The Effective Date shall occur on or before July 31, 2005.

Section 12.3 Waiver of Conditions Precedent

          To the extent legally permissible, each of the conditions precedent in Sections 12.1 and 12.2 of this Plan may be waived, in whole or in part, by the Debtors with consent of the Creditors' Committee, and of SHI solely with respect to the conditions precedent in Sections 12.1 and 12.2(a), (b), (d) and (e). Any such waiver of a condition precedent may be effected at any time, without notice or leave or order of the Bankruptcy Court and without any formal action, other than proceeding to act as if the condition no longer existed.

                                  ARTICLE XIII

                   INJUNCTIONS, RELEASES AND INDEMNIFICATIONS
                         AND EFFECTIVE DATE OF THIS PLAN

Section 13.1 Injunction

     (A) EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS PLAN OR TO ENFORCE ANY OBLIGATION OF ANY ENTITY UNDER THIS PLAN, ALL ENTITIES WHO HAVE HELD, HOLD OR MAY HOLD CLAIMS OR EQUITY INTERESTS ARE PERMANENTLY ENJOINED, FROM AND AFTER THE EFFECTIVE DATE, FROM: (I) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND ON ANY SUCH CLAIM OR INTEREST AGAINST THE DEBTORS, THEIR ESTATES, THE REORGANIZED DEBTORS, THE CREDITOR TRUST DEBTORS, EDDIE BAUER HOLDINGS, THE CREDITOR TRUST, OR THE TRUSTEES; (II) ENFORCING, ATTACHING, COLLECTING OR RECOVERING BY ANY MANNER OR MEANS OF ANY JUDGMENT, AWARD, DECREE OR ORDER AGAINST THE DEBTORS, THEIR ESTATES, THE REORGANIZED DEBTORS, THE CREDITOR TRUST DEBTORS, EDDIE BAUER HOLDINGS, THE CREDITOR TRUST, OR THE TRUSTEES; (III) CREATING, PERFECTING, OR ENFORCING ANY ENCUMBRANCE OF ANY KIND AGAINST THE DEBTORS, THEIR ESTATES, THE REORGANIZED DEBTORS, THE CREDITOR TRUST DEBTORS, EDDIE BAUER HOLDINGS, THE CREDITOR TRUST OR THE TRUSTEES AGAINST THE PROPERTY OR INTERESTS IN PROPERTY OF ANY OF THE FOREGOING ENTITIES; (IV) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND WITH RESPECT TO ANY CLAIMS, EQUITY INTERESTS WHICH ARE EXTINGUISHED OR RELEASED PURSUANT TO THIS PLAN; AND (V) TAKING ANY ACTIONS TO INTERFERE WITH


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

THE IMPLEMENTATION OR CONSUMMATION OF THIS PLAN THAT DO NOT CONFORM TO OR COMPLY WITH THE PROVISIONS OF THIS PLAN.

     (B) WITH RESPECT TO ANY ACTIONS OR CONTROVERSIES AGAINST THE CREDITOR TRUST, THE TRUSTEES OR THE PLAN OVERSIGHT COMMITTEE, ALL PERSONS AND ENTITIES SHALL BE AND ARE PERMANENTLY ENJOINED FROM COMMENCING OR CONTINUING ANY SUCH MATTER EXCEPT IN THE BANKRUPTCY COURT AND THE BANKRUPTCY COURT SHALL RETAIN EXCLUSIVE JURISDICTION OVER SUCH MATTERS; PROVIDED, HOWEVER, THAT THIS SECTION 13.1(B) SHALL NOT PREVENT ANY EXCLUDED DEFENDANT FROM ASSERTING DEFENSES IN ANY COURT ADJUDICATING CLAIMS BROUGHT BY THE CREDITOR TRUST AGAINST SUCH EXCLUDED DEFENDANT, TO THE EXTENT SUCH DEFENSES ARE NOT DISCHARGED OR RELEASED PURSUANT TO THIS PLAN AND THE CONFIRMATION ORDER.

Section 13.2 Discharge

     (A) EXCEPT FOR DISTRIBUTIONS UNDER THIS PLAN, AND AS OTHERWISE PROVIDED IN THIS PLAN OR IN THE CONFIRMATION ORDER, ON THE EFFECTIVE DATE, THE CONFIRMATION ORDER SHALL OPERATE AS A DISCHARGE UNDER SECTION 1141(D)(1) OF THE BANKRUPTCY CODE, AND AS A RELEASE OF ANY AND ALL DEBTS (AS SUCH TERM IS DEFINED IN SECTION 101(12) OF THE BANKRUPTCY CODE) OF, AND CLAIMS AGAINST, ONE OR MORE OF THE DEBTORS THAT AROSE AT ANY TIME BEFORE THE CONFIRMATION DATE, INCLUDING, BUT NOT LIMITED TO, ALL PRINCIPAL AND INTEREST, WHETHER ACCRUED BEFORE, ON OR AFTER THE PETITION DATE, REGARDLESS OF WHETHER (I) A PROOF OF CLAIM IN RESPECT OF SUCH CLAIM HAS BEEN FILED OR DEEMED FILED, (II) SUCH CLAIM HAS BEEN ALLOWED PURSUANT TO SECTION 502 OF THE BANKRUPTCY CODE, OR (III) THE HOLDER OF SUCH CLAIM HAS VOTED ON THIS PLAN OR HAS VOTED TO REJECT THIS PLAN. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, ON THE EFFECTIVE DATE, THE DEBTORS SHALL BE DISCHARGED FROM ANY DEBT THAT AROSE BEFORE THE CONFIRMATION DATE AND ANY DEBT OF A KIND SPECIFIED IN SECTION 502(G), 502(H) OR 502(I) OF THE BANKRUPTCY CODE AND SHALL HAVE ALL OF THE BENEFITS AND PROTECTIONS SET FORTH IN SECTION 1141(D)(1) OF THE BANKRUPTCY CODE. EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED HEREIN, NOTHING IN THIS PLAN SHALL BE DEEMED TO WAIVE, LIMIT OR RESTRICT IN ANY MANNER THE DISCHARGE GRANTED UPON CONFIRMATION OF THIS PLAN PURSUANT TO SECTION 1141 OF THE BANKRUPTCY CODE.

     (b) The discharge and release of the Debtors as provided in this Plan shall not diminish or impair the enforceability of any insurance policies that may cover claims against any Debtor or any other Person. The discharge and release of the Debtors as provided in this Plan shall not diminish or impair any claims arising after the Petition Date with respect to the non-monetary obligations of the Reorganized Debtors or the Creditor Trust Debtors under any insurance policy. The insurers under all policies to which the Debtors are a party will continue to be responsible for insurance claims, including, without limitation, future claims, in accordance with the terms of the insurance policies and the requirements of state and other applicable law, notwithstanding the effect of the discharge and release under this Plan on any requirement under the insurance policies that the Debtors first satisfy any monetary obligations.

Section 13.3 Releases by the Debtors

     (A) ON THE EFFECTIVE DATE, THE DEBTORS, ON THEIR OWN BEHALF AND AS REPRESENTATIVES OF THE ESTATES, RELEASE UNCONDITIONALLY, AND ARE HEREBY DEEMED TO RELEASE


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

UNCONDITIONALLY, EACH OF THE POST-PETITION RELEASED PARTIES FROM ANY AND ALL CLAIMS, OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, RIGHTS, CAUSES OF ACTION AND LIABILITIES WHATSOEVER (INCLUDING THOSE ARISING UNDER THE BANKRUPTCY CODE), WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, EXISTING OR HEREINAFTER ARISING, IN LAW, EQUITY OR OTHERWISE, BASED IN WHOLE OR IN PART ON ANY ACT, OMISSION, TRANSACTION, EVENT OR OTHER OCCURRENCE TAKING PLACE ON OR AFTER THE PETITION DATE THROUGH AND INCLUDING THE EFFECTIVE DATE IN CONNECTION WITH, RELATING TO OR ARISING OUT OF THE CHAPTER 11 CASES, THE MANAGEMENT AND OPERATION OF THE DEBTORS, THE FORMULATION, NEGOTIATION, AND IMPLEMENTATION OF THIS PLAN, CONFIRMATION OR CONSUMMATION, THE DISCLOSURE STATEMENT OR ANY CONTRACT, INSTRUMENT, RELEASE OR OTHER AGREEMENT OR DOCUMENT CREATED IN CONNECTION WITH THIS PLAN.

     (B) ON THE EFFECTIVE DATE, THE DEBTORS, ON THEIR OWN BEHALF AND AS REPRESENTATIVES OF THE ESTATES, RELEASE UNCONDITIONALLY, AND ARE HEREBY DEEMED TO RELEASE UNCONDITIONALLY, EACH OF PRE-PETITION RELEASED PARTIES FROM ANY AND ALL CLAIMS, OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, RIGHTS, CAUSES OF ACTION AND LIABILITIES WHATSOEVER (INCLUDING THOSE ARISING UNDER THE BANKRUPTCY CODE), WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, EXISTING OR HEREAFTER ARISING, IN LAW, EQUITY OR OTHERWISE, BASED IN WHOLE OR IN PART ON ANY ACT, OMISSION, TRANSACTION, EVENT OR OTHER OCCURRENCE TAKING PLACE BEFORE THE PETITION DATE IN CONNECTION WITH OR RELATING TO SPIEGEL, INC. OR ANY OF ITS DIRECT OR INDIRECT SUBSIDIARIES.

     (C) THE CONFIRMATION ORDER SHALL CONTAIN A PERMANENT INJUNCTION TO EFFECTUATE THE RELEASES GRANTED IN THIS SECTION 13.3.

Section 13.4 SHI Settlement Releases

     (A) ON THE EFFECTIVE DATE, THE DEBTORS, ON THEIR OWN BEHALF AND AS REPRESENTATIVES OF THE ESTATES, AND ANY OF THE DEBTORS' DIRECT OR INDIRECT NON-DEBTOR SUBSIDIARIES AND THE CREDITORS' COMMITTEE OR ANY OTHER ENTITY ACTING ON ANY OF THEIR BEHALVES, RELEASE UNCONDITIONALLY, AND ARE HEREBY DEEMED TO RELEASE UNCONDITIONALLY, EACH OF THE RELEASED PARTIES FROM ANY AND ALL CLAIMS (INCLUDING, WITHOUT LIMITATION, DERIVATIVE CLAIMS), OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, RIGHTS, CAUSES OF ACTION AND LIABILITIES WHATSOEVER (INCLUDING THOSE ARISING UNDER THE BANKRUPTCY CODE), WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, EXISTING OR HEREINAFTER ARISING, IN LAW, EQUITY OR OTHERWISE, BASED IN WHOLE OR IN PART ON ANY ACT, OMISSION, TRANSACTION, EVENT OR OTHER OCCURRENCE TAKING PLACE DURING THE PERIOD BEGINNING AT THE BEGINNING OF TIME THROUGH AND INCLUDING THE EFFECTIVE DATE; PROVIDED, HOWEVER, THAT SUCH RELEASED CLAIMS SHALL NOT INCLUDE (I) ANY CLAIMS ASSERTED BY FCNB AGAINST SHI IN THE LAWSUIT BETWEEN SUCH PARTIES PENDING IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF OREGON, AND (II) ANY CLAIMS BY THE DEBTORS WITH RESPECT TO THE OBLIGATION OF SHI OR ITS DESIGNEE TO MAKE THE CASH SETTLEMENT PAYMENT ON THE EFFECTIVE DATE IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS PLAN.

     (B) ON THE EFFECTIVE DATE, EACH HOLDER OF A CLAIM (BUT NOT SHAREHOLDERS OR FORMER SHAREHOLDERS OF SPIEGEL, INC. SOLELY IN THEIR CAPACITY AS SHAREHOLDERS OR FORMER SHAREHOLDERS OF SPIEGEL, INC. OR ANY GOVERNMENTAL UNIT) SHALL BE DEEMED TO HAVE UNCONDITIONALLY RELEASED EACH OF THE RELEASED PARTIES FROM ANY AND ALL CLAIMS, OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, RIGHTS, CAUSES OF ACTION AND LIABILITIES WHATSOEVER (INCLUDING

THOSE ARISING UNDER THE BANKRUPTCY CODE), WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, EXISTING OR HEREINAFTER ARISING, IN LAW, EQUITY OR OTHERWISE, BASED IN WHOLE OR IN PART ON ANY ACT, OMISSION, TRANSACTION, EVENT OR OTHER OCCURRENCE TAKING PLACE DURING THE PERIOD BEGINNING AT THE BEGINNING OF TIME THROUGH AND INCLUDING THE EFFECTIVE DATE AND RELATED TO THE DEBTORS OR THEIR DIRECT OR INDIRECT SUBSIDIARIES, INCLUDING, BUT NOT LIMITED, TO CONTRIBUTION CLAIMS. THIS RELEASE SHALL APPLY TO: (I) ANY PERSON OR ENTITY THAT IS OR WAS THE HOLDER OF A CLAIM ON OR AFTER THE PETITION DATE AND (II) TO ANY PERSON OR ENTITY ACQUIRING A CLAIM DIRECTLY OR INDIRECTLY FROM A PERSON OR ENTITY THAT IS BOUND BY THE RELEASE PURSUANT TO THIS SECTION 13.4(B) AS IF SUCH ACQUIRING PERSON OR ENTITY HAD AGREED TO BE BOUND TO SUCH RELEASE WITH RESPECT TO SUCH ACQUIRED CLAIM; PROVIDED, HOWEVER, THAT THE RELEASE PURSUANT TO THIS SECTION 13.4(B) SHALL HAVE NO EFFECT ON THE LIABILITY OF ANY POST-PETITION RELEASED PARTY WHO IS NOT AN SHI RELEASED PARTY THAT RESULTS FROM ANY OF SUCH POST-PETITION RELEASED PARTY'S ACT OR OMISSION AFTER THE PETITION DATE THAT IS DETERMINED IN A FINAL ORDER TO HAVE CONSTITUTED GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

     (C) ON THE EFFECTIVE DATE, THE RELEASED PARTIES RELEASE UNCONDITIONALLY, AND ARE HEREBY DEEMED TO RELEASE UNCONDITIONALLY, THE DEBTORS FROM ANY AND ALL CLAIMS, OBLIGATIONS, DAMAGES, RIGHTS, CAUSES OF ACTION AND LIABILITIES WHATSOEVER, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, EXISTING OR HEREINAFTER ARISING, SOLELY FOR REIMBURSEMENT OR INDEMNIFICATION UNDER THE BYLAWS OF SUCH ENTITIES OR APPLICABLE STATUTE (INCLUDING, BUT NOT LIMITED TO, CLAIMS THAT RELATE TO PRE-EFFECTIVE DATE ACTIVITY AND, THEREFORE, AROSE BEFORE THE EFFECTIVE DATE, BUT INVOLVE EXPENSES ACTUALLY INCURRED AFTER THE EFFECTIVE
DATE); PROVIDED, HOWEVER, SUCH RELEASED CLAIMS FOR REIMBURSEMENT OR INDEMNIFICATION SHALL NOT INCLUDE (I) CLAIMS TO THE EXTENT COVERED BY INSURANCE,
(II) SHI'S CLAIMS IN ITS LAWSUIT AGAINST FCNB IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF OREGON, (III) CLAIMS HELD BY RESTRUCTURING COMMITTEE BOARD MEMBERS, AND (IV) CLAIMS HELD BY PERSONS WHO SERVED AS OFFICERS OF THE DEBTORS AT ANY TIME AFTER THE PETITION DATE.

     (D) ON THE EFFECTIVE DATE, THE RELEASED PARTIES RELEASE UNCONDITIONALLY, AND ARE HEREBY DEEMED TO RELEASE UNCONDITIONALLY, ALL CLAIMS (INCLUDING, WITHOUT LIMITATION, DERIVATIVE CLAIMS), OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, RIGHTS, CAUSES OF ACTION AND LIABILITIES WHATSOEVER (INCLUDING THOSE ARISING UNDER THE BANKRUPTCY CODE), WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, EXISTING OR HEREINAFTER ARISING, IN LAW, EQUITY OR OTHERWISE, EXISTING OR ARISING ON OR BEFORE THE EFFECTIVE DATE AGAINST THE CREDITORS' COMMITTEE, EACH OF THE CREDITORS' COMMITTEE'S MEMBERS, AND THE CREDITORS' COMMITTEE'S PROFESSIONALS, INCLUDING THE CREDITORS' COMMITTEE'S ATTORNEYS, FINANCIAL ADVISORS AND INVESTMENT BANKER (BUT ONLY TO THE EXTENT SUCH CLAIMS RELATE TO A CREDITORS' COMMITTEE MEMBER'S ACTS IN ITS OFFICIAL CAPACITY AS A CREDITORS' COMMITTEE MEMBER OR SUCH PROFESSIONAL'S ACTS AS A PROFESSIONAL FOR THE CREDITORS' COMMITTEE).

     (E) ON THE EFFECTIVE DATE, THE SHI RELEASED PARTIES RELEASE UNCONDITIONALLY, AND ARE HEREBY DEEMED TO RELEASE UNCONDITIONALLY, ALL CLAIMS (INCLUDING, WITHOUT LIMITATION, DERIVATIVE CLAIMS), OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, RIGHTS, CAUSES OF ACTION AND LIABILITIES WHATSOEVER (INCLUDING THOSE ARISING UNDER THE BANKRUPTCY CODE), WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, EXISTING OR HEREINAFTER ARISING, IN LAW, EQUITY OR OTHERWISE, EXISTING OR ARISING ON OR BEFORE THE EFFECTIVE DATE AGAINST THE DEBTORS, AND THE DEBTORS' DIRECT AND INDIRECT NON-DEBTOR SUBSIDIARIES, AND EACH OF THEIR RESPECTIVE OFFICERS,

DIRECTORS, EMPLOYEES, MEMBERS, AGENTS, BROKERS, FINANCIAL ADVISORS, RESTRUCTURING ADVISORS, INVESTMENT BANKERS, AUDITORS OR ATTORNEYS (BUT ONLY TO THE EXTENT SUCH CLAIMS RELATE TO ACTS OR OMISSIONS IN SUCH PERSON'S CAPACITY WITH RESPECT TO A DEBTOR OR NON-DEBTOR SUBSIDIARY PRIOR TO OR ON THE EFFECTIVE
DATE); PROVIDED, HOWEVER, THAT SUCH RELEASED CLAIMS SHALL NOT INCLUDE (I) THE OTTO KG GOODS UNSECURED CLAIMS AND THE SHI UNSECURED CLAIMS, (II) ANY CLAIMS AGAINST THE EXCLUDED DEFENDANTS, (III) ANY CLAIMS AGAINST ANY PERSON WHO, DURING THE PERIOD BEGINNING JUNE 1, 2004, SERVED AS AN OFFICER AND/OR DIRECTOR OF RETAILER FINANCIAL PRODUCTS, INC. AND/OR GEMINI CREDIT SERVICES, INC. AND NOT AS AN OFFICER AND/OR DIRECTOR OF ANY OTHER DEBTOR, (IV) CLAIMS TO THE EXTENT COVERED BY INSURANCE, (V) ANY CLAIMS ARISING AFTER THE PETITION DATE UNDER ANY BUYING AGENCY AGREEMENT, THE GERMANY JOINT VENTURE AGREEMENT, OR THE JAPAN JOINT VENTURE AGREEMENT, AND (VI) SHI'S CLAIMS IN ITS LAWSUIT AGAINST FCNB IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF OREGON.

     (F) THE CONFIRMATION ORDER SHALL CONTAIN A PERMANENT INJUNCTION TO EFFECTUATE THE RELEASES GRANTED IN THIS SECTION 13.4.

     (G) NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS SECTION 13.4, THE PROVISIONS OF THIS SECTION 13.4 SHALL ONLY TAKE EFFECT AS OF THE DATE THE DEBTORS RECEIVE THE CASH SETTLEMENT PAYMENT. THE RELEASES PROVIDED IN THIS
SECTION 13.4 (OR ANY OTHER SECTION OR PROVISION OF THIS PLAN) OR ANY ORDER CONFIRMING THE PLAN DO NOT RELEASE THE CLAIMS ASSERTED OR TO BE ASSERTED IN THE FEDERAL SECURITIES CLASS ACTION AGAINST ANY NON-DEBTORS, BY OR ON BEHALF OF PRESENT OR FORMER SHAREHOLDERS OF SPIEGEL, INC. SOLELY IN THEIR CAPACITY AS PRESENT OR FORMER SHAREHOLDERS OF SPIEGEL, INC.

Section 13.5 Claims Over Protection

     (a) On the Effective Date, each Holder of a Claim that is an Excluded Defendant shall be deemed to have unconditionally released each of the Released Parties from all liability for any judgment obtained by the Creditor Trust against such Excluded Defendant to the extent, if any, that a court determines that such Excluded Defendant would have had (absent the SHI Settlement which is incorporated in this Plan) a claim against any Released Party for contribution or indemnification, or any other basis to contribute to satisfy that judgment (any such claim, a "Contribution Claim").

     (b) In the event the Creditor Trust obtains a judgment against any Person or Entity, including without limitation, any Excluded Defendant (the "Creditor Trust Judgment") and if, notwithstanding the releases provided pursuant to
Section 13.4 (a) and (b) and Section 13.5(a) of this Plan and any bar to Contribution Claims arising under applicable law by reason of the good faith SHI Settlement, such Person or Entity in turn obtains a judgment or finding against a Claims Over Beneficiary (or against another Person or Entity who obtains a judgment or finding against a Claims Over Beneficiary whether in the action commenced by the Creditor Trust or in a separate action) based on a Contribution Claim or other claim seeking to hold such Claims Over Beneficiary liable for some or all of the Creditor Trust Judgment (a "Claims Over Determination"), then and in such event, the Creditor Trust shall reduce the Creditor Trust Judgment for the benefit of the Claims Over Beneficiary and in satisfaction of the Claims Over Determination by an amount or to an extent equal to the Claims Over Determination. The term "such Person or Entity" in the foregoing sentence shall include any other Person or Entity sued directly or through an intermediary for contribution or indemnification for a judgment or finding obtained by the Creditor Trust and shall encompass Persons or Entities whether or not they are Holders of a Claim. Pursuant to this paragraph, a Claims Over Beneficiary will not incur any liability to any Person or Entity in connection with any Creditor Trust Judgment. This paragraph is not intended to release the Excluded Defendants from liability or limit in any way the recovery of damages by the Creditor Trust from the Excluded Defendants, except as may result from the express provisions hereof.

     (c) Notwithstanding anything to the contrary in this Section 13.5, the provisions of this Section 13.5 shall only take effect as of the date the Debtors receive the Cash Settlement Payment.

Section 13.6 Post-Petition Released Party Exculpation and Limitation of
Liability

     (A) NONE OF THE POST-PETITION RELEASED PARTIES SHALL HAVE OR INCUR ANY LIABILITY TO ANY HOLDER, OR ANY OTHER PARTY IN INTEREST, OR ANY OF THEIR RESPECTIVE AGENTS, EMPLOYEES, REPRESENTATIVES, FINANCIAL ADVISORS, ATTORNEYS, OR AFFILIATES, OR ANY OF THEIR SUCCESSORS OR ASSIGNS, FOR ANY ACT OR OMISSION IN CONNECTION WITH, RELATING TO, OR ARISING OUT OF, THE CHAPTER 11 CASES, INCLUDING THE FORMULATING, NEGOTIATING OR IMPLEMENTING OF THIS PLAN, THE SOLICITATION OF ACCEPTANCES OF THIS PLAN, THE PURSUIT OF CONFIRMATION, CONFIRMATION, CONSUMMATION, THE ADMINISTRATION OF THIS PLAN OR THE PROPERTY TO BE DISTRIBUTED UNDER THIS PLAN AND IN ALL RESPECTS SUCH PARTIES SHALL BE ENTITLED TO REASONABLY RELY UPON THE ADVICE OF COUNSEL WITH RESPECT TO THEIR DUTIES AND RESPONSIBILITIES, AS APPLICABLE, IN THE CHAPTER 11 CASES, UNDER THIS PLAN; PROVIDED, HOWEVER, THAT THE FOREGOING PROVISIONS OF THIS SECTION 13.6(A) SHALL HAVE NO EFFECT ON THE LIABILITY OF ANY PERSON OR ENTITY THAT RESULTS FROM ANY SUCH ACT OR OMISSION THAT IS DETERMINED IN A FINAL ORDER TO HAVE CONSTITUTED GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

     (B) NOTWITHSTANDING ANY OTHER PROVISION OF THIS PLAN, NO HOLDER, NO OTHER PARTY IN INTEREST, NONE OF THEIR RESPECTIVE AGENTS, EMPLOYEES, REPRESENTATIVES, FINANCIAL ADVISORS, ATTORNEYS, OR AFFILIATES, AND NO SUCCESSORS OR ASSIGNS OF THE FOREGOING, SHALL HAVE ANY RIGHT OF ACTION AGAINST ANY POST-PETITION RELEASED PARTY FOR ANY ACT OR OMISSION IN CONNECTION WITH, RELATING TO, OR ARISING OUT OF, THE CHAPTER 11 CASES, FORMULATING, NEGOTIATING OR IMPLEMENTING THIS PLAN, CONSUMMATION, CONFIRMATION, OR THE ADMINISTRATION OF THIS PLAN OR THE PROPERTY TO BE DISTRIBUTED UNDER THIS PLAN; PROVIDED, HOWEVER, THAT THE FOREGOING PROVISIONS OF THIS SECTION 13.6(B) SHALL HAVE NO EFFECT ON THE LIABILITY OF ANY PERSON OR ENTITY THAT RESULTS FROM ANY SUCH ACT OR OMISSION THAT IS DETERMINED IN A FINAL ORDER TO HAVE CONSTITUTED GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

     (C) THE REORGANIZED DEBTORS SHALL INDEMNIFY EACH POST-PETITION RELEASED PARTY EXCULPATED PURSUANT TO THIS SECTION 13.6 AGAINST, HOLD EACH SUCH PARTY HARMLESS FROM, AND REIMBURSE EACH SUCH PARTY FOR, ANY AND ALL LOSSES, COSTS, EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES AND EXPENSES), LIABILITIES AND DAMAGES SUSTAINED BY SUCH PARTY ARISING FROM ANY LIABILITY DESCRIBED IN THIS
SECTION 13.6, EXCLUDING ANY LIABILITY THAT RESULTS FROM ANY ACT OR OMISSION THAT IS DETERMINED IN A FINAL ORDER TO HAVE CONSTITUTED GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.


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

Section 13.7 Reservation of Rights

     (a) Except as otherwise expressly provided in this Plan, no provisions of this Article XIII shall prohibit or restrain the prosecution of any Claims or Rights of Action against Excluded Defendants.

     (b) The express exception of Dr. Urs Aschenbrenner from the Excluded Defendants is not intended to, and does not, release the Excluded Defendants of any liability, including any liability for any alleged acts and omissions of Dr. Aschenbrenner. The Debtors, the Debtors' direct and indirect non-debtor subsidiaries, the Creditors' Committee, and the successors or assignees of any of them expressly reserve all of their respective rights against the Excluded Defendants which are not being released pursuant to this Plan.

                                   ARTICLE XIV

                            RETENTION OF JURISDICTION

Section 14.1 Retention of Jurisdiction

          Except as otherwise provided in this Plan, the Bankruptcy Court shall retain and have exclusive jurisdiction over any matter arising under the Bankruptcy Code, arising in or related to the Chapter 11 Cases and this Plan. The Bankruptcy Court shall also have exclusive jurisdiction:

     (a) to resolve any matters related to the assumption, assumption and assignment or rejection of any executory contract or unexpired lease to which any of the Debtors was or is a party or with respect to which the Debtors may be liable and to hear, determine and, if necessary, liquidate, any Claims arising therefrom;

     (b) to enter such orders as may be necessary or appropriate to implement or consummate the provisions of this Plan and all contracts, instruments, releases, transactions and other agreements or documents created in connection with this Plan;

     (c) to determine any and all motions, adversary proceedings, applications and contested or litigated matters that may be pending on the Effective Date or that, pursuant to this Plan, may be instituted by Eddie Bauer Holdings or the Creditor Trust after the Effective Date (to the extent such venue is selected by Eddie Bauer Holdings or the Creditor Trust, as the case may be);

     (d) to ensure that Distributions to Holders of Allowed Claims are accomplished as provided herein;

     (e) subject to Section 15.10 of this Plan with respect to certain Canadian Entities, to hear and determine any timely objections to Administrative Claims or to proofs of Claims and Equity Interests Filed, both before and after the Effective Date, including any objections to the classification of any Claim or Interest, and to allow, disallow, determine, liquidate, classify, estimate or establish the priority of, or secured or unsecured status of, any Claim, in whole or in part;

     (f) to enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, reversed or vacated;

     (g) to issue orders in aid of execution of this Plan;

     (h) to consider any modifications of this Plan, to cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including the Confirmation Order;

     (i) to hear and determine all applications for awards of compensation for services rendered and reimbursement of expenses incurred prior to the Effective Date;

     (j) subject to Section 15.10 of this Plan with respect to certain Canadian Entities, to hear and determine disputes arising in connection with or relating to this Plan, the interpretation, implementation or enforcement of this Plan, or the extent of any Entity's obligations incurred in connection with or released under this Plan;

     (k) to issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Entity with consummation or enforcement of this Plan;

     (l) subject to Section 15.10 of this Plan with respect to certain Canadian Entities, to determine any other matters that may arise in connection with or are related to this Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document created in connection with this Plan or the Disclosure Statement;

     (m) to hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code;

     (n) to hear any other matter for any purpose specified in the Confirmation Order that is not inconsistent with the Bankruptcy Code, including the allowance or disallowance and classification of late-Filed proofs of claim in accordance with Rule 9006(b) of the Bankruptcy Rules;

     (o) to enter a Final Decree closing the Chapter 11 Cases;

     (p) to determine matters that may arise in connection with the Creditor Trust or the Creditor Trust Agreement;

     (q) to determine and hear any actions or controversies by or against the Trustees or the Plan Oversight Committee; and

     (r) subject to Section 15.10 of this Plan with respect to certain Canadian Entities, to hear and determine any matter relating to or arising out of any action or act taken or omission in connection with or related to Confirmation or Consummation or the formulation, preparation, dissemination, implementation, administration of this Plan, the Disclosure Statement or any contract, instrument, release or other agreement or document created or entered into in connection with this Plan, including any other act or omission taken or to be taken in connection with the Chapter 11 Cases commenced against any party in the Chapter 11 Cases, including the Debtors and the Creditors' Committee, and their respective current and former directors and officers, members, agents, advisors, attorneys, advisors and other professionals and Entities employed pursuant to sections 327 and 1103 of the Bankruptcy Code.

                                   ARTICLE XV

                            MISCELLANEOUS PROVISIONS

Section 15.1 Modification of Plan

          Subject to obtaining the approval of the Creditors' Committee, and, if such amendment or modification concerns the SHI Settlement, SHI, the Debtors reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify this Plan at any time prior to the entry of the Confirmation Order. Upon entry of the Confirmation Order, the Debtors may, upon order of the Bankruptcy Court, amend or modify this Plan, in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in this Plan in such manner as may be necessary to carry out the purpose and intent of this Plan. Claimants that have accepted this Plan shall be deemed to have accepted this Plan as modified if the proposed modification does not materially and adversely change the treatment of the Claim.

Section 15.2 Revocation or Withdrawal

          This Plan may be revoked or withdrawn by the Debtors prior to the Confirmation Date. If this Plan is revoked or withdrawn prior to the Confirmation Date, then this Plan shall be deemed null and void. In such event, nothing contained herein shall be deemed to constitute a waiver or release of any claims by the Debtors or any other Entity or to prejudice in any manner the rights of the Debtors or any other Entity in any further proceedings involving the Debtors.

Section 15.3 Term of Existing Injunctions or Stays

          Unless otherwise provided, all injunctions or stays provided for in the Chapter 11 Cases pursuant to section 105, 362 or 525 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date, and thereafter shall be annulled.

Section 15.4 Post-Effective Date Fees and Expenses

          From and after the Effective Date, Eddie Bauer Holdings shall, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court, pay the reasonable professional fees and expenses incurred by the Reorganized Debtors related to implementation and consummation of this Plan.

Section 15.5 Exemption from Registration

          Pursuant to section 1145 of the Bankruptcy Code, and except as provided in subsection (b) thereof, the issuance of (i) the Eddie Bauer Holdings Common Stock, (ii) Cash, (iii) the Creditor Trust Interests, and (iv) either (x) the Senior Facility Proceeds or (y) the Creditor Notes, on account of, and in exchange for, the Claims against the Debtors shall be exempt from registration pursuant to section 5 of the Securities Act and any other applicable non-bankruptcy law or regulation.

Section 15.6 Section 1146 Exception

          Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of any security under this Plan (including, without limitation, the Eddie Bauer Holdings Common Stock, the Creditor Trust Interests, and, if applicable, the Creditor Notes), or the making or delivery of any mortgage, deed of trust, or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with this Plan, shall not be subject to any stamp, real estate transfer, mortgage recording or other similar tax.

Section 15.7 Severability

          The provisions of this Plan shall not be severable unless such severance is agreed to by the Debtors and the Creditors' Committee and such severance would constitute a permissible modification of this Plan pursuant to section 1127 of the Bankruptcy Code.

Section 15.8 Plan Supplement

          The Plan Supplement shall be Filed no later than ten (10) days prior to the Voting Deadline and shall contain (i) forms of the Creditor Trust Agreement, the Eddie Bauer Holdings Certificate of Incorporation, the Eddie Bauer Holdings Bylaws and the Securitization Note, (ii) the principal terms and conditions of the Senior Debt Facility (if applicable) and the Working Capital Facility, (iii) the identity of the proposed senior officers and directors of Eddie Bauer Holdings, (iv) the identity and compensation of any insiders to be retained or employed by Eddie Bauer Holdings, (v) the Cure Payment Schedule, and
(vi) a list of the Eddie Bauer Holdings Rights of Action; provided, however, that the Debtors may amend the documents contained in the Plan Supplement (other than the Cure Payment Schedule which may only be amended not later than ten (10) days prior to the date of the Confirmation Hearing), through and including the Effective Date in a manner consistent with this Plan and the Disclosure Statement through and including the Effective Date. The Plan Supplement may also include such other documents as contemplated by this Plan. Upon the Filing of the Plan Supplement, the Plan Supplement may be inspected in the Office of the Clerk of the Bankruptcy Court during normal court hours.

Section 15.9 Governing Law

          Except to the extent that other federal law is applicable, or to the extent that an exhibit hereto provides otherwise, the rights, duties and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the Bankruptcy Code and, to the extent not inconsistent therewith, the laws of the State of New York. This paragraph shall not affect or alter the governing law, including the choice of law rules, applicable to all claims by, against or among the Excluded Defendants.

Section 15.10 Reservation of Rights for Certain Canadian Creditors

          The rights of a Canadian Entity that is (i) the Holder of a Claim against a Canadian Debtor and (ii) not subject to personal jurisdiction in the Bankruptcy Court shall not be affected, solely with respect to such Claim, by this Plan, but such rights shall be subject to all orders and rulings of the Canadian Court regarding such Claim. Notwithstanding the foregoing, all such Canadian entities shall be bound by all terms and provisions of this Plan, including, but not limited to, the SHI Settlement.

Section 15.11 Notices

          All notices, requests and demands to or upon the Debtors, Eddie Bauer Holdings or the Creditor Trust to be effective shall be in writing, including by facsimile transmission, and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered to all of the following or, in the case of notice by facsimile transmission, when received by all of the following and telephonically confirmed, addressed as follows or to such other addresses as Filed.

          To:

          ON BEHALF OF THE DEBTORS:

          James L. Garrity, Jr.
          Marc B. Hankin
          SHEARMAN & STERLING LLP
          599 Lexington Avenue
          New York, NY 10022
          Telephone: (212) 848-4000
          Facsimile: (212) 848-7179

          ON BEHALF OF THE CREDITORS' COMMITTEE:

          Howard Seife
          David M. LeMay
          CHADBOURNE & PARKE LLP
          30 Rockefeller Plaza
          New York, NY 10112
          Telephone: (212) 408-5100
          Facsimile: (212) 541-5369

          ON BEHALF OF THE U.S. TRUSTEE:


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

          Deirdre A. Martini
          OFFICE OF THE UNITED STATES TRUSTEE
          33 Whitehall Street
          Suite 2100
          New York, NY 10004
          Telephone: (212) 510-0500
          Facsimile: (212) 668-2255

          ON BEHALF OF THE CREDITOR TRUST:

          At the address set forth in the Creditor Trust Agreement.

Section 15.12 Closing of Cases

          The Reorganized Debtors and the Creditor Trust Debtors shall, promptly upon the full administration of the Chapter 11 Cases, File all documents required by Bankruptcy Rule 3022 and any applicable order of the Bankruptcy Court to obtain a Final Decree closing the Chapter 11 Cases.

Section 15.13 Section Headings

          The section headings contained in this Plan are for reference purposes only and shall not affect the meaning or interpretation of this Plan.

Section 15.14 Continuing Viability of Other Orders/Agreements

          Except to the extent expressly modified by this Plan, (i) all Final Orders previously entered by the Bankruptcy Court and (ii) any agreements between Creditors or between the Debtors and the Creditors shall continue in full force and effect.

                                   ARTICLE XVI

                          CONCLUSION AND RECOMMENDATION

          The Debtors believe that this Plan is in the best interests of all Holders of Claims and urge the Holders of impaired Claims in Classes 4 and 5 to vote to accept this Plan and to evidence such acceptance by returning their Ballots so that they will be timely received.

Dated: Downers Grove, Illinois
       May 23, 2005

                                        NEWPORT NEWS, INC.


                                        By: /s/ James M. Brewster
                                            ------------------------------------
                                            James M. Brewster
                                            Senior Vice President and Director


                                        SPIEGEL, INC.


                                        By: /s/ William Kosturos
                                            ------------------------------------
                                            William Kosturos
                                            Interim Chief Executive Officer,
                                            Chief Restructuring Officer and
                                            Director


                                        SPIEGEL CATALOG, INC.


                                        By: /s/ James M. Brewster
                                            ------------------------------------
                                            James M. Brewster
                                            Vice President and Director


                                        SPIEGEL PUBLISHING CO.


                                        By: /s/ James M. Brewster
                                            ------------------------------------
                                           James M. Brewster
                                           Vice President and Director

                                        ULTIMATE OUTLET INC.


                                        By: /s/ James M. Brewster
                                            ------------------------------------
                                            James M. Brewster
                                            Vice President and Director


                                        SPIEGEL CATALOG SERVICES, LLC


                                        By: /s/ James M. Brewster
                                            ------------------------------------
                                            James M. Brewster
                                            Vice President and Director


                                        SPIEGEL MARKETING CORPORATION


                                        By: /s/ James M. Brewster
                                            ------------------------------------
                                            James M. Brewster
                                            Vice President and Director


                                        SPIEGEL MANAGEMENT GROUP, INC.


                                        By: /s/ William Kosturos
                                            ------------------------------------
                                            William Kosturos
                                            Interim Chief Executive Officer and
                                            Chief Restructuring Officer


                                        EDDIE BAUER, INC.


                                        By: /s/ William Kosturos
                                            ------------------------------------
                                            William Kosturos
                                            Chairman and Director


                                        EDDIE BAUER DIVERSIFIED SALES, LLC


                                        By: /s/ James M. Brewster
                                            ------------------------------------
                                            James M. Brewster
                                            President and Director

                                        EDDIE BAUER INTERNATIONAL DEVELOPMENT,
                                        LLC


                                        By: /s/ James M. Brewster
                                            ------------------------------------
                                            James M. Brewster
                                            President and Director


                                        EDDIE BAUER SERVICES, LLC


                                        By: /s/ James M. Brewster
                                            ------------------------------------
                                            James M. Brewster
                                            Vice President and Director


                                        EDDIE BAUER OF CANADA, INC.


                                        By: /s/ James M. Brewster
                                            ------------------------------------
                                            James M. Brewster
                                            Vice President and Director


                                        NEWPORT NEWS SERVICES, LLC


                                        By: /s/ James M. Brewster
                                            ------------------------------------
                                            James M. Brewster
                                            Vice President and Director


                                        NEW HAMPTON REALTY CORP.


                                        By: /s/ James M. Brewster
                                            ------------------------------------
                                            James M. Brewster
                                            Senior Vice President and Director


                                        DISTRIBUTION FULFILLMENT SERVICES, INC.
                                        (DFS)


                                        By: /s/ James M. Brewster
                                            ------------------------------------
                                            James M. Brewster
                                            Vice President and Director

                                        SPIEGEL GROUP TELESERVICES, INC.


                                        By: /s/ James M. Brewster
                                            ------------------------------------
                                            James M. Brewster
                                            Vice President and Director


                                        SPIEGEL GROUP TELESERVICES-CANADA, INC.


                                        By: /s/ James M. Brewster
                                            ------------------------------------
                                            James M. Brewster
                                            Vice President and Director


                                        RETAILER FINANCIAL PRODUCTS, INC.


                                        By: /s/ James M. Brewster
                                            ------------------------------------
                                            James M. Brewster
                                            Vice President and Director


                                        GEMINI CREDIT SERVICES, INC.


                                        By: /s/ James M. Brewster
                                            ------------------------------------
                                            James M. Brewster
                                            President and Director